3101 WESTERN AVENUE
SEATTLE, WASHINGTON
SUBLEASE
by and between
CTI BIOPHARMA, CORP.,
a Washington corporation
as SUBLANDLORD
and
CASCADIAN THERAPEUTICS, INC.,
a Delaware corporation
as SUBTENANT

TABLE OF CONTENTS
Page

1. Sublease.	2

2. Proposed Subtenant Improvements.	3

2. Sublease Term.	3

3. Use	4

4. Rent and Additional Charges	4

6. Master Lease Terms	6

7. Maintenance and Repairs.	6

8. Parking Privileges.	8

9. Compliance With Laws and Permits.	8

10. Tax on Subtenant’s Personal Property.	8

11. Right of Entry.	8

12. Indemnification and Limitation on Liability.	9

13. Insurance; Waiver of Subrogation.	9

14. Damage or Destruction.	11

15. Assignment and Subletting.	12

16. Transfer of Sublandlord’s Interest.	12

17. Event of Default.	12

18. Estoppel Certificate.	13

19. Surrender of Sublease Premises and Removal of Subtenant’s Property.	13

20. Brokers.	14

21. Rules and Regulations.	14

22. Signage.	14

23. Furniture, Fixtures and Equipment.	14

24. Expansion.	14

25. General Provisions.	16

i

SCHEDULE OF EXHIBITS

ii

BASIC SUBLEASE INFORMATION

1.	Effective Date:	December ____, 2017

2.	Sublandlord:	CTI BioPharma, Corp., a Washington corporation

3.	Subtenant:	Cascadian Therapeutics, Inc., a Delaware corporation

4.	Building:	3101 Western Avenue, Seattle, Washington.

5.	Premises:
The sixth (6th), seventh (7th) and eighth (8th) floors of the Building containing approximately 66,045 rentable square feet or as may be adjusted from time to time in accordance with the terms of the Master Lease.

6.	Sublease Premises:	The sixth (6th) and seventh (7th) floors of the Building containing approximately 44,050 rentable square feet and more particularly described on Exhibit B attached hereto (“Sublease Premises”).

7.	Sublease Term:	Commencing on the Commencement Date and terminating on the Expiration Date.

8.	Commencement Date:
January 1, 2018; but if Subtenant substantially commences business operations in the Sublease Premises prior to January 1, 2018, then the Commencement Date shall be such earlier date on which business operations substantially commence.

9.	Expiration Date:	April 30, 2022

10.	Base Rent:
“Monthly Base Rent” shall be $110,125.00 per month for the first twelve full months of the Sublease Term, and will be increased on each anniversary of the Commencement Date by an amount equal to $1.00 per rentable square foot per annum (i.e., an annual increase of $3,670.84 in Monthly Base Rent payable, beginning on the first anniversary of the Commencement Date).

Notwithstanding the foregoing, Monthly Base Rent shall be abated completely for the first five (5) full calendar months of the Sublease Term.

11.	Security Deposit:	$374,425.08

12.	Base Year:	2018

13.	Subtenant’s Proportionate Share:	Sixty-six point seventy percent (66.70%), which is calculated by dividing the square footage of the Sublease Premises (as provided for herein) by the total square footage of the Premises.

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14.	Subtenant Improvements:	Described in the Work Letter.

15.	Sublandlord’s Broker:	Flinn Ferguson

16.	Subtenant’s Broker:	Flinn Ferguson

17.	Parking Privileges:
Subtenant will have the right, but not the obligation to rent eighty-eight (88) standard parking passes of which up to four (4) may be reserved stalls in the parking garage. For the avoidance of doubt, Subtenant’s Parking Privileges shall not include any outside reserved parking stalls unless otherwise expressly agreed by Sublandlord in writing.

3101 WESTERN AVENUE
SEATTLE, WASHINGTON
SUBLEASE
This SUBLEASE (this “Sublease”) is entered into as of the Effective Date, by and between CTI BIOPHARMA, CORP., a Washington corporation (“Sublandlord”), and CASCADIAN THERAPEUTICS, INC., a Delaware corporation (“Subtenant”), with reference to the following Recitals.
R E C I T A L S
A.    The defined terms and all other portions of the “Basic Sublease Information” are hereby incorporated into this Sublease. All other capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Master Lease.
B.    Sublandlord, formerly known as Cell Therapeutics, Inc., is the Lessee under that certain Office Lease dated as of January 27, 2012, (as amended by that certain letter amendment, dated as of June 7, 2012; the “Master Lease”), pursuant to which Sublandlord leases the Premises from Selig Holdings LLC (“Master Landlord”). A copy of the Master Lease is attached hereto as Exhibit A.
C.    Sublandlord desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord, the Sublease Premises pursuant to the terms and conditions of this Sublease.
NOW, THEREFORE, in consideration of the covenants and provisions herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:
1.Sublease. Subject to the terms and conditions of this Sublease and the Master Lease, Sublandlord hereby leases to Subtenant and Subtenant leases from Sublandlord the Sublease Premises together with all rights appurtenant thereto, including the non-exclusive right to use the Common Areas of the Building as provided for under the Master Lease. Subtenant acknowledges and agrees that Subtenant shall have no right to, and shall not, use or occupy any portions of the Premises other than the Sublease Premises except as set forth herein. Sublandlord and Subtenant each agree and acknowledge that (a) it is their intent that, except as may be specifically excluded under this Sublease, Subtenant shall keep and observe all of the obligations and covenants under the Master Lease applicable to Sublandlord as such obligations and covenants apply to the Sublease Premises during the Sublease Term, and (b) unless specifically set forth herein, Sublandlord shall have no obligation or liability to perform any of the obligations or liabilities of Master Landlord under the Master Lease as the lessor of the Sublease Premises and Master Landlord shall be solely responsible for providing all services and performing all duties and obligations of the Master Landlord under the Master Lease with respect to the Sublease Premises; provided that Sublandlord will use commercially reasonable efforts, at the sole cost and expense of Subtenant, to cooperate with Subtenant in enforcing the terms of the Master Lease.
Sublandlord shall not voluntarily surrender or terminate the Master Lease with respect to the Sublease Premises (as the same exists from time to time), and will not terminate the Master Lease with respect to the Offer Space (as defined below) without first offering such space to Subtenant pursuant to Section 24 below. Upon receipt of any notice from Master Landlord relating to the Sublease Premises, Sublandlord shall promptly deliver a copy of such notice to Subtenant in accordance with the terms and conditions of Section 25(a) below.
2.Proposed Subtenant Improvements. The parties hereto hereby acknowledge that they have mutually agreed to allow the Subtenant Improvements pursuant to Exhibit A to the Work Letter attached hereto as Exhibit C. The parties further acknowledge that, as of the date hereof, Sublandlord has capped off the interior communication stairwell between the seventh (7th) and eighth (8th) floors of the Building and located between the Sublease Premises and that portion of the Premises to be retained by Sublandlord.
3.Sublease Term.
(a)    Term. The Sublease Term shall commence on the Commencement Date and shall terminate at 11:59 p.m. PST on the Expiration Date unless the Master Lease terminates prior to the Expiration Date, in which event this Sublease shall immediately terminate upon such earlier termination of the Master Lease (subject to the terms of that certain Consent to Sublease and Recognition Agreement, by and between Master Landlord and Subtenant, and acknowledged by Sublandlord, to be entered into within thirty (30) days after the Effective Date pursuant to Section 25(p) (the “Master Landlord Consent”) and Sublandlord shall have no liability to Subtenant in connection with any such early termination of the Master Lease, except to the extent such early termination is attributable to a default by Sublandlord under this Sublease or the Master Lease that is not a consequence of a default by Subtenant under this Sublease or the Master Lease.
(b)    Delivery of Sublease Premises; Early Entry.
(i)    Sublandlord shall use commercially reasonable efforts to deliver the Sublease Premises to Subtenant on the Effective Date (the date of delivery being the “Delivery Date”). If Sublandlord fails to timely deliver the Sublease Premises, Sublandlord shall not be liable to Subtenant for any loss or damage resulting therefrom, and this Sublease shall not be void or voidable except as may be provided herein. If Sublandlord does not deliver the Sublease Premises by the Commencement Date for any reason other than for reasons outside the reasonable control of Sublandlord, then (A) this Sublease may be terminated by Sublandlord or Subtenant at any time upon five (5) business days’ written notice to the other party, and if so terminated, neither Sublandlord nor Subtenant shall have any further rights, duties or obligations under this Sublease, except with respect to provisions that expressly survive termination of this Sublease, and (B) Rent shall be abated until the Delivery Date or the earlier termination of this Sublease pursuant to the foregoing clause (A).

(ii)    Subject to the terms and conditions of this Sublease, and provided Sublandlord has received the fully executed Sublease, the Security Deposit, and all evidence of insurance coverage required hereunder, as of the Delivery Date, Subtenant may, at Subtenant’s sole risk, have access to the Sublease Premises, for the purpose of installing the Subtenant Improvements, furniture, telephone and data cabling, fixtures and other equipment in the Sublease Premises. Sublandlord may withdraw such permission to enter the Sublease Premises prior to the Commencement Date at any time that Sublandlord reasonably determines that such entry by Subtenant is causing a dangerous situation for Sublandlord, Subtenant, Subtenant’s vendors and contractors or other tenants in the Building. Such early entry shall be subject to all the terms and provisions of this Sublease, except that, for the avoidance of doubt, Subtenant shall have no obligation to pay Monthly Base Rent or other charges until the Commencement Date.
(iii)    Subtenant acknowledges, represents and warrants that, notwithstanding anything to the contrary in this Sublease or in the Master Lease, taking possession of the Sublease Premises by Subtenant shall be conclusive evidence that Subtenant accepts the Sublease Premises, including, without limitation, the Subtenant Improvements, “AS IS,” and that the Sublease Premises and Subtenant Improvements are suited for Subtenant’s use and are in good and satisfactory condition as of the time possession is taken, subject to the window repair request of Subtenant described below. Subtenant acknowledges that neither Master Landlord nor Sublandlord, nor their respective agents or representatives, has made any representations, warranties, or promises with respect to the Building or the Sublease Premises, except as may be expressly set forth in this Sublease. Without limiting the foregoing, the parties acknowledge that Subtenant has requested that certain windows within the Sublease Premises be repaired by Master Landlord. Sublandlord hereby agrees to request such window repairs pursuant to the Master Lease, and further request that such window repairs be made as soon as reasonably possible, provided however, Sublandlord shall have no responsibility and no liability for repairs which are the responsibility of Master Landlord or for Master Landlord’s refusal or failure to make such repairs.
4.Use. The Sublease Premises are to be used by Subtenant for the purposes set forth in Article 5 of the Master Lease and for no other purpose, subject to the terms and conditions of this Sublease and of the Master Lease (unless expressly excluded herein).
5.Rent and Additional Charges.
(a)    Monthly Base Rent. Subtenant shall pay to Sublandlord Monthly Base Rent in advance on the Commencement Date and on the first day of every calendar month following the Commencement Date during the Sublease Term (prorated for partial months). All Rent (as defined below) shall be paid to Sublandlord, without prior demand and without any deduction or offset, in lawful money of the United States of America, at the address of Sublandlord for Rent payments as set forth in Section 25(a) or to such other person or at such other place as Sublandlord may from time to time designate in writing.

Notwithstanding the foregoing, Monthly Base Rent shall be abated during the first five (5) months of the Sublease Term. Upon written notice from Master Landlord that Sublandlord is in default on the payment of any rent or additional amounts under the Master Lease and such default in payment is not cured by Sublandlord within five (5) days after such notice is delivered, Subtenant agrees to provide all Rent directly to Master Landlord at the address set forth in Section 25(a). Sublandlord hereby agrees that Subtenant will have no liability or responsibility to Sublandlord as a result of Subtenant’s compliance with Master Landlord’s instructions pursuant to the foregoing sentence and any Rent paid by Subtenant to Master Landlord pursuant to the foregoing will be credited towards Subtenant’s obligations under this Sublease.
(b)    Additional Charges; Rent Adjustments. In addition to Monthly Base Rent, Subtenant shall pay to Sublandlord Subtenant’s Proportionate Share of any increase in the Additional Charges (defined below) above the amount of Additional Charges in the Base Year (as defined in this Sublease) (“Subtenant Additional Charges”). “Additional Charges” means all “Operating Services”, “Controllable Expenses”, and “Real Estate Taxes,” each as defined in Section 19 of the Master Lease, payable by Sublandlord under the Master Lease. Following receipt by Sublandlord of statements from Master Landlord showing the amount of Operating Services, Controllable Expenses and Real Estate Taxes due from Sublandlord under the Master Lease (“Master Lease Statements”), Sublandlord shall deliver to Subtenant statements (“Additional Charge Statements”) showing the amounts of Subtenant Additional Charges, which will include a copy of the Master Lease Statement (which statements will include the amounts of Additional Charges for the Base Year and copies of the Master Lease Statements for the Base Year). Sublandlord shall prepare the Additional Charge Statements based solely on the information provided in the Master Lease Statements, and Sublandlord shall have no liability to Subtenant for any error or omission in the Master Lease Statements. Subtenant further understands and agrees that, as a portion of the Operating Services, Controllable Expenses and Real Estate Taxes, the Additional Charges shall be computed in the manner provided in the Master Lease. Subtenant shall pay to Sublandlord the Subtenant Additional Charges together with the next due installment of Monthly Base Rent (each such payment by Subtenant, a “Rent Adjustment”). In the event Subtenant reasonably believes there is an error in the Master Lease Statement, upon written request by Subtenant, Sublandlord will exercise its audit right as set forth in Section 19 of the Master Lease at Subtenant’s cost (subject to reimbursement by Master Landlord as provided in Section 19 of the Master Lease).
(c)    Extraordinary Charges. Subtenant shall pay to Sublandlord within ten (10) business days of receipt of a statement from Sublandlord, the amount Sublandlord is required to pay, other than with respect to the Additional Charges, with respect to any utilities, services, and other miscellaneous items provided at the request of Subtenant to the Sublease Premises.
(d)    Adjustments to Additional Charges; Reconciliation. It is further expressly understood and agreed that, if and to the extent Master Landlord notifies Sublandlord of an adjustment in the amount of the Operating Services, Controllable Expenses and Real Estate Taxes payable by Sublandlord pursuant to the Master Lease, appropriate adjustments will be made to the amount of Additional Charges payable by Subtenant hereunder. If Master Landlord delivers a statement in accordance with the Master Lease reflecting that any excess Additional Charges have been paid, then Subtenant shall receive an appropriate credit towards Monthly Base Rent next coming due under this Sublease in an amount equal to the amount of any overpayment by Subtenant. If Master Landlord delivers a statement in accordance with the Master Lease reflecting that any Additional Charges with respect to the Sublease Premises have been underpaid, Subtenant shall pay any such additional amounts within thirty (30) days of delivery to Subtenant of a statement setting forth the calculation of the appropriate amount of Additional Charges payable by Subtenant hereunder.
(e)    Late Charge. If an Event of Default occurs with respect to the payment of any installment of Rent or any other payment for which Subtenant is obligated under this Sublease, then, Subtenant shall pay to Sublandlord a late charge equal to five percent (5%) of the amount so payable. Subtenant acknowledges that late payments will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of which costs are extremely difficult and impracticable to calculate. The parties agree that the late charge described above represents a fair and reasonable estimate of the extra costs incurred by Sublandlord as a result of such late payment. Such late charge shall not be deemed a consent by Sublandlord to any late payment, nor a waiver of Sublandlord’s right to insist upon timely payments at any time, nor a waiver of any remedies to which Sublandlord is entitled hereunder. In addition, all amounts payable by Subtenant to Sublandlord hereunder, exclusive of the late charge described above, if not paid when due, shall bear interest from the due date until paid at the lesser rate of (i) eight percent (8%), or (ii) three percent (3%) above the prime rate of interest charged from time to time by Bank of America, or its successor (but not to exceed the maximum rate permitted by all applicable laws and governmental requirements).
(f)    Rent. As used herein “Rent” shall mean all Monthly Base Rent, Rent Adjustments, and any other sums or amounts payable by Subtenant under this Sublease.
(g)    Security Deposit.
(i)    If Subtenant breaches any provision of this Sublease, including but not limited to the payment of Rent, after the expiration of any applicable notice and cure period, Sublandlord may use all or any part of the Security Deposit for the payment of any Rent or any other sums in default, or to compensate Sublandlord for any other loss or damage which Sublandlord actually incurs by reason of Subtenant’s default. If any portion of the Security Deposit is so used or applied, Subtenant shall, within five (5) business days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount. Subtenant agrees that Sublandlord shall not be required to keep the Security Deposit in trust, segregate it, or keep it separate from Sublandlord’s general funds, Sublandlord may commingle the Security Deposit with its general funds, and Subtenant shall not be entitled to interest on the Security Deposit. Within thirty (30) days following the Expiration Date or any earlier termination of the

Sublease (including by reason of a Recognition Event, as defined in the Master Landlord Consent), the Security Deposit or any balance thereof, if any (after application of any amount owed by reason of a default by Subtenant hereunder) shall be returned to Subtenant.
(ii)    Notwithstanding anything to the contrary herein, so long as Subtenant is not then in monetary or material non-monetary default under this Sublease, after any applicable notice and cure period, with respect to Subtenant’s final two (2) payments of Monthly Base Rent, in lieu of Subtenant making such payments pursuant to Section 5(a), the Security Deposit shall be applied to such payments, and upon each such payment, the amount of the Security Deposit required hereunder shall be correspondingly reduced.
6.Master Lease Terms.
(a)    Obligations of Sublandlord and Subtenant. This Sublease is subject to all of the terms and conditions of the Master Lease, and all of the covenants, agreements, provisions and conditions thereof are made a part of and incorporated into this Sublease as if recited in full herein and with all references in the Master Lease to “Lessor” referring to Sublandlord and all references to “Lessee” referring to Subtenant; provided, however, that with respect to the payment of Monthly Base Rent, Operating Services, Controllable Expenses and Real Estate Taxes, Subtenant’s obligations shall be governed by the terms of this Sublease. Subtenant hereby agrees to perform all obligations of Tenant (as defined in the Master Lease) as the tenant under the Master Lease with respect to the Sublease Premises to the extent this Sublease obligates Subtenant to perform such obligations and agrees to be bound by the terms of the Master Lease as to the Sublease Premises to the extent incorporated herein to the same extent as if Subtenant were the Tenant (as defined in the Master Lease) under the Master Lease. As between the parties to this Sublease only, if a conflict exists between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease will control. Subject to the exclusions set forth in Section 6(b), Subtenant shall not commit, or permit to be committed, any act or omission that would violate any term or condition of the Master Lease or constitute cause for termination of the Master Lease by Master Landlord. Sublandlord shall not commit, or permit to be committed, any act or omission that would constitute cause for termination of the Master Lease by Master Landlord or otherwise affect the rights of Subtenant under this Sublease.
(b)    Exclusions. Any provision of the Master Lease granting Sublandlord rights regarding expansion of the Sublease Premises, first rights to lease, renewal options, rights of first refusal, or extension of the Master Lease Term are hereby expressly deemed excluded from the terms of this Sublease. Unless expressly set forth in or modified under this Sublease, Subtenant shall have no rights or obligations under or with respect to the following provisions of the Master Lease: Article 2, Article 3, Article 4, Article 21, Article 37, Article 38, Article 41, Article 42, Article 43, Article 44, Article 46, Article 49, Article 51, Article 52, Article 53, and all other provisions which by their nature would not apply to Subtenant. Article 54 shall not be deemed a representation or warranty or an indemnification obligation of Sublandlord to Subtenant.

(c)    Master Landlord’s Consent. Subtenant shall not commit any act that requires Master Landlord’s consent under the Master Lease without first obtaining the consent of Master Landlord and Sublandlord (which will not be unreasonably withheld, conditioned or delayed). Notwithstanding any contrary provision of this Sublease or any other agreement between Sublandlord and Subtenant, Sublandlord shall cooperate with Subtenant to obtain Master Landlord’s consent, but shall not be liable for any failure of Master Landlord to grant its consent.
7.Maintenance and Repairs.
(a)    Subtenant’s Obligations.
(i)    Maintenance and Repair. Subtenant shall, at Subtenant’s sole expense, keep the Sublease Premises and every part thereof in good condition, ordinary wear and tear, condemnation and insured casualty excepted, except for any obligations of Sublandlord under the Master Lease that are specifically set forth and assumed by Sublandlord in this Sublease (including any obligations relating to the Sublease Premises prior to the Commencement Date herein) and any obligations of Master Landlord under the Master Lease. If (x) Sublandlord reasonably determines that any maintenance and/or repair of the Sublease Premises is required under the terms of the Master Lease, and, subject to such shorter time as may be required under the Master Lease and any maintenance and repair rights of Master Landlord thereunder, such maintenance and/or repair item has not been completed by Subtenant within ten (10) business days after notice from Sublandlord that such item is required (or, if such maintenance or repair is not reasonably capable of being completed within such ten (10) business day-period, commenced within such time period and thereafter diligently prosecuted to completion), or (y) any maintenance and/or repair to the Building is required by reason of the negligent act or omission or willful misconduct of Subtenant or its agents, employees, contractors, invitees, or licensees, and Sublandlord or Master Landlord performs the required maintenance or repair work, Subtenant shall pay to Sublandlord or Master Landlord (as applicable) the reasonable cost of such maintenance and repairs. Subtenant hereby waives and releases any right to make repairs at Sublandlord’s expense under any applicable law now or hereafter in effect, except to the extent expressly set forth in Section 17 of this Sublease and Section 48 of the Master Lease.
(ii)    Alterations and Improvements. Unless specifically permitted by the terms of this Sublease, or the Master Lease, Subtenant shall not make any “Alterations” (as that term is defined in Section 8 of the Master Lease), including, without limitation, the installation of any rooftop satellite antennae and related cabling, without the consent of Master Landlord and Sublandlord. Sublandlord shall reasonably cooperate and assist Subtenant in obtaining the consent of Master Landlord under the Master Lease, and Sublandlord shall not unreasonably withhold, condition, or delay its consent to any Alterations requested by Subtenant that are approved by Master Landlord. Sublandlord will not charge any supervision or other fees in connection with any Alterations requested or performed by Subtenant.

(b)    Sublandlord’s Obligations.
(i)    Maintenance and Repair. The Sublease Premises will be delivered to Subtenant in broom clean condition. Master Landlord performs all repairs and maintenance on the building systems serving the Sublease Premises pursuant to the Master Lease and past practice. Subject to the foregoing, Sublandlord shall have no obligation to operate, maintain, or repair the Sublease Premises. All maintenance and repairs of the Sublease Premises which are required of lessee under the Master Lease shall be the sole obligation of Subtenant and shall be performed at Subtenant’s sole cost and expense. Without limiting the foregoing, Subtenant shall have the right, with prior notice to Sublandlord, to request that Master Landlord undertake maintenance and/or repairs that are the obligation of Master Landlord under the Master Lease. Unless specifically provided in this Sublease (or in the Master Lease), there shall be no abatement of Rent with respect to, and Sublandlord shall not be liable for, any injury to or interference with Subtenant’s business arising from any repairs, maintenance, alteration, or improvement in or to any portion of the Building or the Premises, including the Sublease Premises, or in or to the fixtures, appurtenances, and equipment therein.
(ii)    Alterations and Improvements. Except as otherwise provided herein, Sublandlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Sublease Premises or any part thereof.
8.Parking Privileges. Subtenant is hereby granted the Parking Privileges. Subtenant shall at all times comply with the terms of the Master Lease, or other rules and regulations established by Master Landlord, with respect to its use of such Parking Privileges. Subtenant shall pay all costs, fees, and charges applicable to such Parking Privileges imposed or charged in accordance with the terms of the Master Lease or other rules and regulations established by Master Landlord, without markup or profit to Sublandlord.
9.Compliance With Laws and Permits. Subtenant shall, at Subtenant’s sole cost and expense, comply throughout the Sublease Term with all applicable laws and governmental requirements now or hereafter in effect with respect to the Sublease Premises and Subtenant’s use and occupancy thereof. If any governmental license, permit, or similar consent or authorization is required with respect to Subtenant’s use or occupancy of the Sublease Premises, including, without limitation, any improvements or alterations performed therein by or on behalf of Subtenant, Subtenant shall be responsible, at its sole cost and expense, for obtaining and maintaining such required licenses, permits, and authorizations, and shall at all times comply with the terms and conditions thereof.
10.Tax on Subtenant’s Personal Property. Prior to delinquency, Subtenant shall pay all taxes levied or assessed upon Subtenant’s personal property in or about the Sublease Premises or other personal property from time to time located within the Sublease Premises for or on the account of Subtenant including (as applicable) any improvements existing as of the Commencement Date that are used by Subtenant and the FF&E (defined below) (collectively, “Subtenant’s Property”). If the assessed value of Master Landlord’s or Sublandlord’s property is increased by the inclusion therein of a value placed upon Subtenant’s Property, then Subtenant shall pay

Sublandlord, within ten (10) business days of Subtenant’s receipt of a written demand and evidence of said increased assessment and the basis therefor, the proportion of taxes so levied against Master Landlord or Sublandlord resulting from Subtenant’s Property.
11.Right of Entry. Subject to the conditions of Article 55 of the Master Lease, Sublandlord, its employees, agents and representatives (“Sublandlord Parties”) shall have the right to enter the Sublease Premises for purposes of inspection, to post notices of non‑responsibility, to effect Sublandlord’s right to cure Subtenant defaults pursuant to Section 17, as required by law, or in cases of emergencies. Sublandlord shall use commercially reasonable efforts to minimize interference with Subtenant’s use of the Sublease Premises during any such entry by any Sublandlord Parties. No entry permitted hereunder shall be construed under any circumstances as a forcible or unlawful entry into, or a detainer of, the Sublease Premises, or an eviction of Subtenant. Subtenant hereby waives any claim against any Sublandlord Parties for damages for interference with Subtenant’s business or quiet enjoyment of the Sublease Premises in connection with the right of entry set forth in this Section 11, except to the extent such claims or rent abatement are permitted by Article 55 of the Master Lease.
12.Indemnification and Limitation on Liability.
(a)    Indemnity. Subtenant shall indemnify, protect, defend, and hold harmless Sublandlord and each of its affiliates, partners, members, directors, officers, employees, and agents, from and against any and all claims, suits, demands, liabilities, damages and expenses of every kind and description, including reasonable attorneys’ fees and costs, arising from or in connection with (i) Subtenant’s use of the Sublease Premises or the conduct of its business therein; (ii) any activity performed or permitted by Subtenant or any of its affiliates, partners, members, directors, officers, employees, agents, contractors or licensees in or around the Building; (iii) any Event of Default; or (iv) the willful misconduct or negligent acts or omissions of Subtenant or any of its affiliates, partners, members, directors, officers, employees, agents, contractors, or licensees. Sublandlord shall indemnify, protect, defend, and hold harmless Subtenant and each of its affiliates, partners, members, directors, officers, employees, and agents, from and against any and all claims, suits, demands, liabilities, damages and expenses of every kind and description, including reasonable attorneys’ fees and costs, arising from or in connection with (i) Sublandlord’s breach of this Sublease or the Master Lease after the expiration of any applicable notice and cure period or (ii) the gross negligence or willful misconduct of any Sublandlord Party within the Sublease Premises.
(b)    Exclusions from Liability. In no event shall Sublandlord be liable to Subtenant for any injury to any person in or about the Sublease Premises or damage to the Sublease Premises or for any loss, damage or injury to any property of Subtenant therein unless and to the extent such loss, damage or injury is caused by the gross negligence or willful misconduct of Sublandlord. Without limiting the foregoing, in no event shall Sublandlord be liable to Subtenant for (i) injury to Subtenant’s business or loss of income relating to any damage or destruction of personal property (including without limitation, any loss of such records), or (ii) damages arising from any act, omission or neglect of any tenant in the Building or of any other third party (which third party is, for the avoidance of doubt, not a Sublandlord Party).
(c)    Sublandlord’s Obligations. The obligations of Sublandlord under this Sublease do not constitute personal obligations of the individual directors, officers, employees, partners or shareholders of Sublandlord, and Subtenant shall not seek recourse against said individual directors, officers or shareholders of any of their personal assets for satisfaction of any liability with respect to this Sublease.
(d)    Limitation. The indemnities set forth in Sections 12(a) shall not apply to the extent any liability or damage is covered by insurance maintained by Master Landlord and benefiting the Sublease Premises or Sublandlord and Subtenant, as applicable. The indemnities pursuant to Section 12(a) are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be or actually carried by either party pursuant to this Sublease.
13.Insurance; Waiver of Subrogation.
(a)    Waiver of Subrogation. Unless not available on commercially reasonable terms, Sublandlord and Subtenant shall have any and all fire, extended coverage (or cause of loss – special form or all risk) or any and all damage insurance that they may carry with respect to the Premises or the Building, or any portion thereof, endorsed with the following subrogation clause (or a clause materially identical thereto): “This insurance shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for loss occurring to the property described herein”; and Sublandlord and Subtenant hereby waive all claims for recovery from the other for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collected under such insurance, subject to the limitation that this waiver shall apply only when it is permitted by the applicable policy of insurance.
(b)    Subtenant’s Insurance Coverage. At all times during the Sublease Term, Subtenant, at its sole expense, shall obtain and keep in force with respect to each portion of the Sublease Premises and Subtenant’s operations in and about the Sublease Premises (i) commercial general liability insurance coverage (on an “occurrence basis”), including personal injury, bodily injury, death, broad form property damage, in limits not less than One Million Dollars ($1,000,000.00) per occurrence, not less than Two Million Dollars ($2,000,000.00) in the aggregate, and umbrella coverage of not less than Five Million Dollars ($5,000,000.00); (ii) insurance against loss or damage by fire and such other risks and hazards as are insurable under present standard forms of property insurance policies with respect to the personal property, furniture, furnishings and fixtures belonging to Subtenant located in the Sublease Premises for not less than 100% of the actual replacement value thereof; and (iii) loss of income and extra expense insurance in amounts as will reimburse Subtenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants in the business of Subtenant or attributable to prevention of access to the Sublease Premises as a result of such perils, (iv) Worker’s Compensation and Employer’s Liability Insurance as required by all applicable laws and Governmental Requirements, with not less than the following limits:

Each Accident:        $500,000
Disease--Policy Limit:    $500,000
Disease--Each Employee:    $500,000

(c)    Policy Requirements. All insurance policies required to be carried by Subtenant hereunder shall name Subtenant as named insured and shall include Sublandlord, Master Landlord, the Building manager, if any, the beneficiaries under any underlying deeds of trust, and the lessor(s) under any underlying leases as additional insureds, as specified in writing to Subtenant from time to time (it being agreed that Subtenant shall have a reasonable time following receipt of such written notice to add to its insurance policies those designated as additional insureds). All insurance policies carried by Subtenant shall be issued by reputable insurers qualified to do business in Washington and have a Best rating at least equal to A-VII or the equivalent hereof. Subtenant will deliver certificates of insurance to Sublandlord as soon as practicable after the placing of the insurance as required by the terms of this Sublease, but in no event more than five (5) business days following the Commencement Date and the date Subtenant receives all additional information requested by the insurance carrier, which certificates shall be in commercially reasonable form. Subtenant shall notify Sublandlord in writing, by registered or certified U.S. Mail, return receipt requested, not less than thirty (30) days before any material change or reduction in coverage of insurance policy.
(d)    Release. To the extent permitted by law, Subtenant hereby releases the Sublandlord Parties from, and waives all claims for, damage to persons or property sustained by Subtenant, its agents or employees or any other occupant of the Building or the Sublease Premises (but in the case of agents, employees or other occupants, such waiver and release shall apply only to the extent Subtenant may legally waive and release claims by such third parties) resulting from (i) any accident in or about the Building or the Sublease Premises except to the extent resulting from the gross negligence or willful misconduct of the Sublandlord Parties, or (ii) resulting directly or indirectly from any act or neglect of any third party (which third party is, for the avoidance of doubt, not a Sublandlord Party). Notwithstanding anything to the contrary herein, in no event shall Sublandlord or Subtenant be liable to the other party under this Sublease for any damage by reason of loss of profits, business interruption or other special or consequential damage; provided that such limitation shall not apply to any third-party claims.
(e)    Sublandlord Insurance. At all times during the Sublease Term, Sublandlord, at its sole expense, shall obtain and keep in force with respect to the Premises and Sublandlord’s operations (i) commercial general liability insurance coverage (on an “occurrence basis”), including personal injury, bodily injury, death, broad form property damage, in limits not less than One Million Dollars ($1,000,000.00) per occurrence, not less than Two Million Dollars ($2,000,000.00) in the aggregate, and umbrella coverage of not less than Five Million Dollars ($5,000,000.00); (ii) insurance against loss or damage by fire and such other risks and hazards as are insurable under present standard forms of property insurance policies with respect to the property, furniture, furnishings and fixtures belonging to Sublandlord located in the Premises for not less than 100% of the actual replacement value thereof; and (iii) Worker’s Compensation and Employer’s Liability Insurance as required by all applicable laws and Governmental Requirements.
14.Damage or Destruction.
(a)    Insurance Proceeds. In the event the Sublease Premises or the Building shall be damaged or destroyed, Subtenant shall have no right to share in any proceeds from an insurance policy maintained by Master Landlord or Sublandlord (but Master Landlord may use such proceeds to rebuild the Sublease Premises to the extent required by the Master Lease (and shall rebuild if required to do so by the Master Lease)). The continuation of the Sublease shall be subject to the rights of Sublandlord and Master Landlord under the Master Lease, and their respective exercise of such rights thereunder. If the Sublease Premises shall be totally destroyed, this Sublease shall terminate at the written election of either Sublandlord or Subtenant. If the Sublease Premises shall be damaged by fire, earthquake, or any other cause (other than the negligence or misconduct of Subtenant) so that the Sublease Premises cannot reasonably be made tenantable within one hundred twenty (120) days from the date of such damage, Sublandlord or Subtenant shall have the right to terminate this Sublease by written notice within 30 days from the date of such damage. In any case where the Sublease Premises are rendered partially untenantable by fire, earthquake or any other cause (other than the negligence or misconduct of Subtenant), the monthly Rent shall be adjusted in the proportion that the rentable area of the untenantable portion of the Sublease Premises bears to the rentable area of the Sublease Premises (or totally abated if the usable portion is insufficient for the usual conduct of Subtenant’s business) until the untenantable portion of the Sublease Premises is restored and is tenantable by the Subtenant. Except for any abatement of Rent expressly provided in this Sublease, Subtenant shall have no claim against Sublandlord for any damage suffered by reason of any such damage or destruction.
(b)    Inconsistent Statutes. The provisions of this Sublease, including this Section 14, constitute an express agreement between Sublandlord and Subtenant with respect to any and all damages to, or destruction of, all or any part of the Sublease Premises and any statute or regulation of the State of Washington with respect to any rights or obligations concerning damage or destruction in any absence of an express agreement between the parties, and any similar statute or regulation now or hereafter in effect, shall have no application to this Sublease or to any damage to or destruction of all or any part of the Sublease Premises.
15.Assignment and Subletting.
(a)    Subtenant shall have no right to assign its interest in this Sublease or sub-sublet all or any portion of the Sublease Premises except with the prior written consent and approval of Sublandlord (which consent shall not be unreasonably withheld or delayed) and the prior written consent and approval of Master Landlord pursuant to the terms of Article 18 of the Master Lease. Subtenant shall submit any request for consent to Sublandlord and Master Landlord for any proposed sub-sublease or assignment not less than thirty (30) days prior to such proposed sub-sublease or assignment. Notwithstanding the foregoing, no consent of Sublandlord or Master Landlord will be required with respect to a transfer to a “Conveyee” as defined in the Master Lease, to the extent permitted under the Master Lease (a “Permitted Conveyee”).
(b)    Notwithstanding any assignment or sub-sublease, Subtenant shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Subtenant’s other obligations under this Sublease.
(c)    If the total of all consideration owed by a sub-sublessee or assignee of Subtenant for such sub-sublease or assignment (including, without limitation, all amounts due and payable under the applicable sub-sublease or assignment agreement) exceeds the total Rent (excluding any amounts payable under this Section 15(c)) payable under this Sublease for the comparable period less the actual and reasonable brokerage fees, legal costs, and construction fees and any customary and market reasonable improvement allowance (“Excess Rent”), then Subtenant shall be bound and obligated to pay Sublandlord 50% of such Excess Rent, within ten (10) business days following receipt thereof by Subtenant. Notwithstanding anything to the contrary in this Sublease or any requirements in the Master Lease with respect to the collection of Excess Rent, Subtenant shall not be required to make any other payments of Excess Rent or other consideration in respect of its receipt of payments from a sub-sublessee except as set forth in this Section 15(c). The foregoing will not apply to any transfer to a Permitted Conveyee.
(d)    If Subtenant shall sub-sublet the Sublease Premises or any part thereof (other than to a Permitted Conveyee), Subtenant hereby immediately and irrevocably assigns to Sublandlord, as security for Subtenant’s obligations under this Sublease, all rent from any such sub-subletting, and Sublandlord as assignee and as attorney-in-fact for Subtenant, or a receiver for Subtenant appointed on Sublandlord’s application, may collect such rent and apply it toward Subtenant’s obligations under this Sublease; except that, until the occurrence of an Event of Default, Subtenant shall have the right to collect such rent. Notwithstanding the foregoing, Subtenant shall remain ultimately responsible and liable for all amounts due and payable by any sub-subtenant.
16.Transfer of Sublandlord’s Interest. Sublandlord shall have no right to transfer all or a part of its interest in the Sublease Premises or the Master Lease except, to the extent permitted by the Master Lease, with the prior written consent of Master Landlord. In the event of any such transfer, Sublandlord shall be relieved of any and all obligations and liabilities hereunder accruing from and after the date such transferee assumes in full Sublandlord’s obligations hereunder.
17.Event of Default. The occurrence of any of the following shall constitute an event of default by Subtenant under this Sublease (each, an “Event of Default”):
(a)    any failure of Subtenant to pay any amount of Rent or any other amounts to be paid by Subtenant under the terms of this Sublease within five (5) days after notice the same is due;
(b)    the failure of Subtenant to perform any non-monetary covenant, liability, or obligation of Subtenant under this Sublease, within thirty (30) days following written notice to Subtenant of such failure, provided, however, if such non-monetary default is not capable of cure within such thirty (30) day period, then no Event of Default shall be deemed to have occurred by reason of such failure so long as Subtenant (i) complies with the terms of the Master Lease, and (ii) promptly commences and diligently prosecutes such cure to completion, which cure must be completed within ninety (90) days of Sublandlord’s notice; and
(c)    the occurrence of any breach or default of the terms of the Master Lease caused by Subtenant, beyond applicable notice and cure periods, if any, available under the Master Lease with respect to such breach or default.
The occurrence of any Event of Default by Subtenant under this Sublease shall entitle Sublandlord to each and all of the rights and remedies afforded Master Landlord upon the occurrence of a default under the Master Lease, or otherwise available at law or in equity.
If Subtenant is in default under this Sublease beyond any applicable notice and cure period, without limiting any other remedies of Sublandlord provided hereunder, Sublandlord shall have the right, subject to the terms of Article 55 of the Master Lease as incorporated herein by reference, to cure such default on behalf of Subtenant, and Sublandlord shall have no liability to Subtenant by reason of such actions. Subtenant will reimburse Sublandlord for all out-of-pocket costs reasonably incurred by Sublandlord in curing any default pursuant to this paragraph.
If Sublandlord is in default under the Master Lease and Sublandlord fails to cure such default within thirty (30) days (or such shorter time as is reasonable in the event of circumstances creating an imminent risk of material damage to persons or property) of receiving written notice of such failure from Subtenant, Subtenant shall have the right, subject to the terms of the Master Lease, to cure such default on behalf of Sublandlord and neither Subtenant nor Master Landlord shall have any liability to Sublandlord by reason of such actions of Subtenant. Sublandlord will reimburse Subtenant for all out-of-pocket costs reasonably incurred by Subtenant in curing any default pursuant to this paragraph.
18.Estoppel Certificate. Subtenant shall, at any time and from time to time upon not less than twenty (20) days’ prior notice by Sublandlord execute, acknowledge and deliver to Sublandlord a statement certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified and stating the modifications), the dates to which Rent and other charges have been paid in advance, if any, stating to the actual knowledge of Subtenant, whether or not Sublandlord is in default in the performance of any covenant, agreement, or condition contained in this Sublease and, if so, specifying each such default of which Subtenant may have knowledge and containing any other information and certifications relating to this Sublease and the rights and obligations of the parties hereunder that reasonably may be requested by Sublandlord. Any such statement delivered pursuant to this Section 18 may be relied upon by Sublandlord and any prospective purchaser of the Building or the land thereunder or any mortgagee, ground lessor or other like encumbrancer upon the Building or the Land, or Sublandlord’s leasehold interest therein. Subtenant’s failure to deliver such statement within such time shall be deemed a statement that this Sublease is in full force and effect, without modification, except as may be represented by Sublandlord in such request, that there are no uncured Events of Default or events that with the giving of notice or passage of time would constitute Events of Default, that there are no material defaults in Sublandlord’s performance, and that not more than one month’s installment of Rent has been paid in advance.
19.Surrender of Sublease Premises and Removal of Subtenant’s Property. Upon the expiration or earlier termination of this Sublease, Subtenant shall quit and surrender possession of the Sublease Premises to Sublandlord, broom clean, free and clear of all personal property of Subtenant and with all appurtenant systems, equipment and fixtures that are Subtenant’s obligation to maintain and repair in good order and repaired in serviceable condition, reasonable wear and tear, condemnation and insured casualty excepted, and shall, without expense to Sublandlord, remove or cause to be removed from the Sublease Premises all debris and rubbish, all Subtenant’s personal property, and Subtenant shall repair all damage to the Sublease Premises resulting from such removal. Subtenant shall only be responsible for surrendering the Sublease Premises in the same or similar condition that it took possession of the Sublease Premises. Subtenant will not be obligated to remove or restore any alterations or improvements existing in the Sublease Premises as of the Delivery Date (provided that Subtenant will not be required to remove any Subtenant Improvements unless the Master Landlord requires such removal).
20.Brokers. Sublandlord and Subtenant each hereby warrants and represents that it has not had any contact or dealings with any person or broker, other than the brokers identified in the Basic Sublease Information section, that would permit such other person or broker to make a claim for the payment of any fee or brokerage commission in connection with the negotiation or consummation of this Sublease, and each shall indemnify and hold the other harmless from and against any liability with respect to any fee or brokerage commission arising out of any breach by such party of the foregoing warranties and representations. Sublandlord will pay the brokers a commission pursuant to a separate agreement.
21.Rules and Regulations. Master Landlord’s Rules and Regulations, as amended from time to time, for the Building are hereby incorporated herein and made a part of this Sublease. Subtenant hereby acknowledges that, as of the date hereof, it has had an opportunity to review such Rules and Regulations. Subtenant agrees to abide by and comply with each and every one of said Rules and Regulations and any amendments, modifications and/or additions thereto as may hereafter be adopted by Master Landlord or Sublandlord.
22.Signage. Subtenant shall have the right to a listing in the Building lobby directory and signage on the floors on which the Sublease Premises are located as set forth in Section 11 of the Master Lease. For the avoidance of doubt, nothing herein shall be construed as requiring Sublandlord to (i) remove its “eyebrow” and/or “monument” signage at the Premises, or (ii) transfer, convey or assign its rights, or any portion thereof, to have “eyebrow” and/or “monument” signage at the Premises.
23.Furniture, Fixtures and Equipment. The parties hereto hereby acknowledge that, as of the Commencement Date, certain items of Sublandlord’s personal property, including, without limitation, conference room, office and cubical furniture, electronics and seating, as more particularly described in Exhibit D attached hereto (collectively, the “FF&E”), are located within the Sublease Premises. Notwithstanding anything to the contrary contained herein, as of the Commencement Date, Sublandlord does hereby give, grant, bargain, sell, transfer, assign, convey and deliver to Subtenant, at no cost to Subtenant, all of Sublandlord’s right, title and interest in and to the FF&E. Subtenant agrees that it is accepting the FF&E on an “as is with all faults” basis, and except for Sublandlord’s warranty and representation that no third party has any lien, security or other interest in the FF&E, Subtenant is not relying on any warranties or representations of any kind whatsoever, express or implied, from Sublandlord, its officers, directors, partners, employees, agents, and contractors as to any matters concerning the FF&E. Subtenant hereby waives, releases, acquits and forever discharges Sublandlord, Sublandlord’s officers, directors, employees, agents, partners, and any other persons acting on or in behalf of Sublandlord, and the successors and assigns of each of the foregoing, of and from any and all claims, liabilities, obligations, demands, actions, causes of action, demands, rights, damages, costs, expenses or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, that it now has, or which may arise in the future, on account of or in any way growing out of or connected with the FF&E.
24.Expansion.
(a)    Subject and subordinate to any pre-existing rights of third parties previously granted by Master Landlord to occupy the Offer Space following expiration of the Master Lease (and Sublandlord hereby represents it has no knowledge of the existence of any such rights), and provided no Event of Default then exists, Sublandlord shall, prior to offering the same to any other party, first offer (the “Right of First Offer”) to sublease to Subtenant all, and not less than all, of any portion of the Premises located on the eighth (8th) floor of the Building (the “Offer Space”) from time to time when such Offer Space becomes available. Such offer shall be in writing and shall specify the sublease terms for the Offer Space, including the rent to be paid for the Offer Space and the date on which the Offer Space shall be included as part of the Sublease Premises (the “Offer Notice”). Within five (5) business days after Sublandlord delivers to Subtenant the Offer Notice, Subtenant shall notify Sublandlord in writing whether Subtenant elects to lease the entire Offer Space on the terms set forth in the Offer Notice. If Subtenant timely elects to sublease the Offer Space, then Sublandlord and Subtenant shall execute an amendment to this Sublease, effective as of the date the Offer Space is to be included as part of the Sublease Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of this Sublease (and Subtenant’s Proportionate Share, the Security Deposit, and the parking spaces to be rented pursuant to the Basic Sublease Information section, shall be equitably and proportionately increased in proportion to the increase in the rentable square footage of the Sublease Premises); however, the expansion of this Sublease to include the Offer Space as contemplated by this Section 24 shall be conditioned on Master Landlord’s prior written consent, and Subtenant shall accept the Offer Space in an “AS-IS” condition and Sublandlord shall not provide to Subtenant any allowances (e.g., moving allowance, construction allowance, and the like) or other subtenant inducements (including, without limitation, any rent credits or abatements) unless otherwise specifically provided in the Offer Notice.
(b)    If Subtenant fails or is unable to timely exercise the Right of First Offer, then the Right of First Offer shall lapse, time being of the essence with respect to the exercise thereof, and Sublandlord may, in its sole discretion, terminate the portion of the Master Lease respecting the Offer Space or sublease all or a portion of the Offer Space to third parties on such terms as Sublandlord may elect; provided that in the event Sublandlord retains such Offer Space and subsequently elects to re-offer it for sublease, Sublandlord will again offer such space to Subtenant pursuant to this Section 24. Subtenant may not exercise the Right of First Offer if an Event of Default exists or Subtenant is not then subleasing the entire Sublease Premises. In no event shall Sublandlord be obligated to pay a commission with respect to any space subleased by Subtenant under this Section 24, and in the event Subtenant engages a broker to act on its behalf in connection with its lease of the Offer Space, Subtenant will be responsible for the payment of any commission owed to the broker so engaged by Subtenant.
(c)    Notwithstanding anything to the contrary contained in this Section 24, the Right of First Offer shall terminate and be of no further force or effect if (a) the Master Lease or Sublandlord’s right to possession of the Offer Space is terminated, (b) this Sublease or Subtenant’s right to possession of the Subleases Premises is terminated, or (c) there would, at the time of the execution of the amendment adding the Offer Space to this Sublease, be an Event of Default, or, at any time, there has been more than one (1) Event of Default. The Right of First Offer shall be personal to Cascadian Therapeutics, Inc. or any Permitted Conveyee, and may not be exercised by any other assignee, subtenant or other transferee of or successor to any portion of the Subtenant’s interest in this Sublease or to the Sublease Premises. Subtenant hereby acknowledges that Sublandlord’s obligations under this Section 24 are conditioned on Master Landlord’s prior written consent to any amendment adding the Offer Space to this Sublease.
(d)    In the event Subtenant leases the entire Offer Space, to the extent not prohibited under the Master Lease, the terms of Article 43 of the Master Lease (Roof Deck) will apply to and be incorporated into this Sublease and shall no longer be excluded pursuant to Section 6(b).
25.General Provisions.
(a)    Notices.
(i)    All notices to be given pursuant to this Sublease shall be either (i) personally delivered; or (ii) sent via overnight courier, signature required (such as Federal Express, DHL, etc.). Receipt shall be deemed effective on the date of delivery or refusal, if personally delivered, or of delivery or refusal shown on the courier’s shipping receipt for such item, if sent via overnight courier. All notices to be given pursuant to this Sublease shall be given to the parties at the following respective addresses:

If to Sublandlord:	CTI BioPharma, Corp. 3101 Western Avenue, Suite 800 Seattle, Washington 98121 Attn: Legal Affairs

with a copy to:    O’Melveny & Myers, LLP
    400 South Hope Street
    Los Angeles, California 90071
    Attention: Brophy Christensen

Address for rent payments:	CTI BioPharma, Corp. 3101 Western Avenue, Suite 800 Seattle, Washington 98121

To Subtenant:	Prior to the Commencement Date Cascadian Therapeutics, Inc. 2601 Fourth Avenue, Suite 500 Seattle, Washington 98121 Attn: Legal Counsel

From and after the Commencement Date
Cascadian Therapeutics, Inc.
3101 Western Avenue, Suite 600
Seattle, Washington 98121
Attn: Legal Counsel
In either case with a copy to:
Crosbie Gliner Schiffman Southard & Swanson LLP
12750 High Bluff Drive, Suite 250
San Diego, California 92130
Attention: Dawn Saunders

To Master Landlord:	Selig Holdings Company LLC 1000 Second Avenue, Suite 1800
Seattle, Washington 98104
Attn: John Greeley
(ii)    For the ninety (90)-day period following the Commencement Date, Subtenant shall use commercially reasonable efforts to forward promptly to Sublandlord any mail received by Subtenant at the Sublease Premises intended for Sublandlord.
(b)    Entire Agreement; No Oral Amendment. All prior written and oral understandings, representations, warranties, and agreements between Sublandlord and Subtenant with respect to the Sublease Premises are superseded by and merged into this Sublease, which alone fully and completely sets forth the understanding of Sublandlord and Subtenant with respect to the Sublease Premises. Subtenant acknowledges that neither Sublandlord nor Master Landlord (to the extent applicable to the Sublease Premises and expressly incorporated herein by reference), nor any agent of either such party has made any representation or warranty, except as may be expressly provided in this Sublease or the Master Lease, with respect to the Sublease Premises, the Building, or any other portion of the Land. This Sublease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Sublandlord and Subtenant and, if required by the Master Lease, consented to in writing by Master Landlord.
(c)    No Waiver. The waiver by Sublandlord or Subtenant of any breach or default of any term, provision, covenant, or condition contained in this Sublease, or the failure of such party to insist on the strict performance by the other party, shall not be deemed to be a waiver of such term, provision, covenant, or condition as to any subsequent breach or default thereof or of any other term, covenant, or condition contained in this Sublease. The acceptance of Rent hereunder by Sublandlord or the payment of Rent hereunder by Subtenant shall not be deemed to be a waiver of any breach or default by Subtenant or Sublandlord, respectively, of any term, provision, covenant, or condition herein, other than the failure of Subtenant to pay the particular rent so accepted, regardless of Sublandlord’s or Subtenant’s respective knowledge of such breach or default at the time of acceptance or payment of rent.
(d)    Successors and Assigns. This Sublease shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, representatives, and permitted successors and assigns of the parties hereto.
(e)    Severability. If any term or provision of this Sublease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions, and covenants of this Sublease shall not be affected thereby and each of said terms, covenants, and conditions shall be valid and enforceable to the fullest extent permitted by all applicable laws and governmental requirements.
(f)    Attorneys’ Fees. If either Sublandlord or Subtenant engages legal counsel to enforce its rights pursuant to this Sublease, the party receiving substantially the result it sought or defended (the “Prevailing Party”), whether by award, judgment, stipulation, settlement, workout, default, or otherwise and whether or not any legal action may have been instituted or instituted and then voluntarily dismissed, shall be entitled to recover from the adverse party all reasonable and actual attorneys’ fees and court costs incurred by the Prevailing Party. This paragraph does not constitute a waiver of any rights under any Federal bankruptcy laws.
(g)    Relationship to Master Lease. This Sublease is subject and subordinate to the Master Lease and to all matters to which the Master Lease is now or hereafter made subordinate (and protected by any SNDA provided to Sublandlord pursuant to Article 50 of the Master Lease to the extent such SNDA protects the Master Lease). Subtenant’s interest in the Sublease Premises and rights under this Sublease are derivative of the Sublandlord’s rights under the Master Lease and Subtenant acknowledges and agrees that, notwithstanding anything to the contrary in this Sublease, Subtenant’s rights hereunder and with respect to the Sublease Premises shall be no greater than those of Sublandlord pursuant to the Master Lease. Without limiting any of Subtenant’s obligations under this

Sublease, and without imposing any additional liability on Sublandlord to Subtenant, Sublandlord acknowledges that it shall remain liable to Master Landlord for all of its obligations under the Master Lease, and to the extent Subtenant is undertaking any of such obligations, such undertaking shall be joint and several with Sublandlord. As between Sublandlord and Master Landlord, in the event of any conflict between the provisions of the Master Lease and this Sublease, the provisions of the Master Lease shall govern.
(h)    Master Lease in Good Standing. Sublandlord hereby represents and certifies that (i) the Master Lease is in full force and effect, (ii) Sublandlord has not received written notice of a pending default by Sublandlord under the Master Lease and is not aware of any default by Sublandlord under the Master Lease, (iii) to Sublandlord’s actual knowledge, Master Landlord is not in default under the Master Lease, and (iv) Sublandlord has the full right, power and authority to enter into this Sublease (subject to the consent of Master Landlord).
(i)    No Partnership or Joint Venture. Nothing in this Sublease shall be construed as creating a partnership or joint venture between Sublandlord, Subtenant or any other party, or cause Subtenant or Sublandlord to be responsible for the debts of the other or of any third party.
(j)    Counterparts. This Sublease may be executed in two or more counterparts, which may be delivered electronically, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this Sublease may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto by having attached to it one or more additional signature pages. Each party may rely upon signatures delivered electronically or via facsimile as if such signatures were originals.
(k)    No Recordation. Neither this Sublease nor a memorandum thereof shall be filed by or on behalf of Subtenant in any public record.
(l)    Time. Time is of the essence as to the performance of each party’s obligations under this Sublease.
(m)    No Third Party Benefits. Except to the extent expressly provided otherwise in this Sublease, Sublandlord and Subtenant do not intend by any provision of this Sublease to confer any right, remedy, or benefit upon any third party, and no third party shall be entitled to enforce, or otherwise shall acquire any right, remedy, or benefit by reason of, any provision of this Sublease.
(n)    Quiet Enjoyment. So long as Subtenant shall perform all of the covenants and agreements herein required to be performed by Subtenant, Subtenant shall, subject to the terms of this Sublease, at all times during the Sublease Term, have peaceful and quiet enjoyment of the Sublease Premises against any person claiming by, through or under Sublandlord.

(o)    SEC Filings. Sublandlord and Subtenant will cooperate with one another in connection with any required filing of this Sublease with the Securities and Exchange Commission, including consulting with one another with respect to information which should be redacted from such filings (provided that neither party will be required to redact information which it reasonably believes is legally required to be included in any filing).
(p)    Master Landlord's Consent. This Sublease is subject to and contingent upon Master Landlord's execution of the Master Landlord Consent in substantially the form attached hereto within thirty (30) days of the date hereof. In the event Master Landlord does not so execute such Master Landlord Consent within such time, either party may terminate this Sublease upon written notice to the other party until such time as Master Landlord's consent is obtained.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the Effective Date.

SUBLANDLORD:	CTI BIOPHARMA, CORP.
a Washington corporation

By:	/s/ Adam R. Craig
Printed Name: Adam R. Craig
Title: Chief Executive Officer

SUBTENANT:	CASCADIAN THERAPEUTICS, INC. a Delaware corporation

By:	/s/ Scott Myers
Printed Name: Scott Myers
Title: Chief Executive Officer

For Sublandlord:
STATE OF     )

        ) ss:

COUNTY OF     )
I certify that I know or have satisfactory evidence that __________________________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the ________________________________________ of __________________________________________ to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated: ________________________
_______________________________________
Notary Public
Print Name:_____________________________
My commission expires: __________________

(Use this space for notarial stamp/seal)
Subtenant:
STATE OF     )

        ) ss:

COUNTY OF     )
I certify that I know or have satisfactory evidence that __________________________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the ________________________________________ of __________________________________________ to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated: ________________________
_______________________________________
Notary Public
Print Name:_____________________________
My commission expires: __________________

(Use this space for notarial stamp/seal)

EXHIBIT A
MASTER LEASE

3101 WESTERN AVENUE
OFFICE LEASE

THIS LEASE (the "Lease") is made this 27th day of January, 2012, by and between SELIG HOLDINGS COMPANY LLC, a Delaware limited liability company, whose address is 1000 Second Avenue, Suite 1800, Seattle, Washington, 98104-1046, hereinafter referred to as "Lessor", and CELL THERAPEUTICS, INC., a Washington corporation, whose address is 501 Elliott Avenue West, Suite 400, Seattle WA 98119, hereinafter referred to as "Lessee".

1. <u>DESCRIPTION</u>. Lessor in consideration of the agreements contained in this Lease, does hereby lease to Lessee, upon the terms and conditions hereinafter set forth, that certain space consisting of the agreed upon square footage* of 66,045 (hereinafter referred to as "Premises") situated on the 6th, 7th and 8th floor levels of the 3101 Western Avenue Building (the "Building") located at 3101 Western Avenue, City of Seattle, State of Washington 98121, the legal description of which is:

> Lots 1,2,3 and South Westerly half of Lot 4, Block 3 of William M. Bell's 7th addition to the City of Seattle, according to plat thereof, recorded in Volume 2 of plats, page 82, records of King County, Washington, together with North Westerly 66' of block southerly of Bay Street siding Westerly of Western Avenue and Easterly of Elliott Avenue.

The Premises are commonly known as Suites 600, 700 & 800 and are depicted in Exhibit A attached hereto.

*Rentable square footage stated above is an estimate of the rentable square footage and is based on the Building Owners and Managers Association Standard Method for Measuring Area in Office Buildings (ANSI/BOMA Z65.1-1996). The square footage for the above-identified Premises shall not be increased as a result of any remeasurement by Lessor.

Lessor shall not, without Lessee's written consent, which consent shall not be unreasonably withheld, conditioned or delayed, relocate or change the Premises or the location of any of Lessee's fixtures or equipment during the term of the Lease.

Lessor hereby warrants to Lessee that there are no encumbrances or other third-party agreements to which it is a party affecting the availability of the above-described Premises, or, subject to the terms of this Lease, other leasable portions of the Building.

Lessee shall have the nonexclusive right to use in common with other tenants in the Building the following areas ("Common Areas") appurtenant to the Premises:

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A-1

(i) The Building's common entrances, lobbies, restrooms, elevators, stairways (including the use of internal fire stairways for access between floors) and access ways, loading docks, ramps, drives and platforms and any passageways and service ways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises;

(ii) Loading and unloading areas, trash areas, parking areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities appurtenant to the Building.

Lessee acknowledges that it has inspected the Premises and that, by its execution of this lease, accepts the Premises in their "as-is" condition.

2. TERM AND EXISTING LEASE. The term of this Lease shall be for a period of one-hundred twenty (120) months, commencing the earlier of (i) May 1, 2012, or (ii) upon substantial completion (as defined below) of the Work (as defined below), subject to reasonable punchlist items (either, the "Commencement Date").

In the event the Premises are not ready for occupancy by May 1, 2012, whether occasioned by Lessor or Lessee, the Lease term shall be extended in such a manner as to reflect the delay occasioned by the failure of the Premises to be ready for occupancy. In no event shall Lessor or Lessee be liable for any further damages, except as expressly set forth in this Section 2.

For purposes of this Lease, "substantially complete" and "substantial completion" shall mean the stage in the process of the Work when such work is sufficiently complete in accordance with the provisions of the work letter attached as Exhibit A attached hereto so that Lessee can occupy the Premises for its intended use.

Upon execution of this Lease, but subject to reasonable restrictions imposed by Lessor, Lessee shall have immediate access to the Premises for purposes of completing the Work and installing furniture, telephones, computers and related equipment. In no event, however, shall Lessee begin substantive business operations in the Premises until the Commencement Date.

At the time of this Lease's execution, Lessee is a subtenant at the 501 Elliott Building (the "Elliott Building") in Seattle, Washington pursuant to a lease agreement (the "Elliott Building Agreement") between sublessee and F5 Networks (the "Elliott Building Sublandlord"). The sublease term of the Elliott Building Agreement expires on July 31, 2012 (the "Elliott Building Expiration Date"). From the Commencement Date through the Elliott Building Expiration Date, Lessor shall reimburse Lessee for its regular monthly monetary obligations associated with the space actually occupied by Lessee under the Elliott Building Agreement (such obligations not to include HVAC and other cancellable costs). Lessor's payment under the provisions of this section shall be credited to Lessee in cash or applied against the rent of the Premises, at Lessor's option, within thirty (30) days of Lessee's monthly payments to the Elliott Building Landlord.

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Furthermore, if the Premises are not substantially complete by July 31, 2012 as a result of Lessor's fault ("Lessor Delay"), then, Lessor shall be responsible for Lessee's additional monetary obligations under the Elliott Building Agreement, including without limitation any holdover rent or other damages for which Lessee is responsible, as a result of holding over after July 31, 2012.

3. RENT. Except as otherwise specifically provided for herein, Lessee covenants and agrees to pay Lessor rent each month ("Monthly Rent") in advance on the first day of each calendar month. Monthly Rent for any fractional calendar month, at the beginning or end of the term, shall be the pro-rated portion of the rent computed on an annual basis. For the purposes of this Lease, Monthly Rent shall include Lessee's proportionate share of Operating Services and Real Estate Taxes as more specifically described in Section 19 of this Lease

The Monthly Rent for the first twelve (12) months of the Lease term ("Initial Monthly Rent") shall be computed at the annual rental rate of [redacted] per rentable square foot; provided, however, Initial Monthly Rent for the first [redacted] months of the Lease term is hereby waived and Lessee shall have no obligation to pay Initial Monthly Rent for such five-month period. Lessee acknowledges that, during the [redacted] non-payment period, it shall still be responsible for payment to Lessor of all other charges accruing under this lease, including, but not limited to, parking and overtime HVAC.

Beginning on the first day of the 13th month following the Commencement Date, and on the first day of each of the following calendar years, Monthly Rent shall be increased by [redacted] over the prior year's Monthly Rent amount and such revised amount will be exclusive of the charges passed-through to Lessee pursuant to the provisions of Section 19 of this Lease.

4. PRE-PAID RENT. Lessee has this date paid to Lessor (by wire transfer) the sum of [redacted] receipt of which is hereby acknowledged. So long as there is no then existing uncured Default, an amount equal to such sum shall be credited on the last month's rental on the term of this Lease. If not credited on the last month's rental pursuant to the foregoing sentence, Lessor shall return the foregoing amount to Lessee promptly upon Lessee's surrender of the Premises in accordance with the provisions of this Lease.

5. USES. Lessee agrees that, except as specifically provided for herein, Lessee will use and occupy said Premises for general office, administrative, storage and related purposes and for no other purposes.

6. RULES AND REGULATIONS. Lessee and their agents, employees, servants or those claiming under Lessee will at all times observe, perform and abide by all of the Rules and Regulations printed on this instrument, or which may be hereafter reasonably promulgated by Lessor, all of which it is covenanted and agreed by the parties hereto shall be and are hereby made a part of this Lease; provided, however, in the event

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of any conflict between any such Rules and Regulations and the terms of this Lease, the terms of this Lease shall control.

7. CARE AND SURRENDER OF PREMISES. Lessee shall take good care of the Premises and shall promptly make all necessary repairs thereto except those required herein to be made by Lessor. At the expiration or sooner termination of this Lease, Lessee, without notice, will immediately and peacefully quit and surrender the Premises in good order, condition and repair (damage by reasonable wear, the elements, or casualty excepted). Except as specifically provided for herein, and except for fixtures attached to the Premises, Alterations (as defined herein), property of Lessor, and cable or other wiring in the walls or ceiling of the Premises, Lessee shall be responsible for removal of all personal property from the Premises, including, but not limited to, the removal of Lessee's telephone equipment, signage or any other specialized equipment or personal property placed on the Premises pursuant to the terms of this Lease.. Lessee shall be responsible for repairing any damage to the Premises caused by such removal. If Lessee fails to remove and restore the Premises at Lease expiration, then Lessor shall have the right to remove said property and restore the Premises and Lessee shall be responsible for all reasonable costs associated therewith. Lessee shall also be responsible for those costs incurred by Lessor for removing debris Lessee may discard in the process of preparing to vacate the Premises and for a final cleaning of the Premises, including, but not limited to, the cleaning, or replacement of carpets if damage is not caused by reasonable wear, and removal and disposal of Lessee's personal property remaining in the Premises. In no event shall Lessee be responsible for any hazardous materials in the Premises or the Building unless such materials are initially introduced thereon by Lessee and Lessee shall retain sole responsibility, for handling such materials in accordance with applicable laws.

8. ALTERATIONS. Except for the Work and signage which have been approved by Lessor, Lessee shall not make any alterations or improvements in, or additions to said Premises (collectively, "Alterations") without first obtaining the written consent of Lessor, whose consent shall not be unreasonably withheld, conditioned or delayed. Except as otherwise set forth in this Lease or agreed in writing by the parties, all Alterations shall be at the sole cost and expense of Lessee and shall become the property of Lessor and shall remain in and be surrendered with the Premises as a part thereof at the termination of this lease, without disturbance, molestation or injury. Except for those costs specifically incurred by Lessor in the installation of Alterations, Lessor hereby waives the right to receive any fee in connection with the approval or installation of the Alterations.

9. RESTRICTIONS. Lessee will not use or permit to be used in said Premises anything that will increase the rate of insurance on said Building or any part thereof, nor anything that may be dangerous to life or limb; nor in any manner deface or injure said Building or any part thereof; nor overload any floor or part thereof; nor permit any objectionable noise or odor to escape or to be emitted from said Premises, or do anything or permit anything to be done upon said Premises in any way tending to create a nuisance or to unreasonably disturb any other tenant or occupant of any part of said

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Building. Lessee, at Lessee's expense, will comply with all health, fire and police regulations respecting said Premises as a result of Lessee's specific use of the Premises. The Premises shall not be used for lodging or sleeping, and no animals or birds will be allowed in the Building.

10. WEIGHT RESTRICTIONS. Safes, furniture or bulky articles may be moved in or out of said Premises only at such hours and in such manner as will least inconvenience other tenants, which hours and manner shall be at the reasonable discretion of Lessor. No safe or other article of over 2,000 pounds shall be moved into said Premises without the consent of Lessor, whose consent shall not be unreasonably withheld, conditioned or delayed, and Lessor shall have the right to locate the position of any article of weight in said Premises if Lessor so desires.

11. SIGN RESTRICTION. Except as specifically provided for herein or otherwise agreed in writing by the parties, no sign, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any of the glass or woodwork of the Building without the prior approval of Lessor. Such approval shall not be unreasonably withheld, conditioned or delayed. Lessor shall provide, at Lessor's sole expense, signage on a reader board in the Building's main lobby and on all floors partially occupied by Lessee identifying Lessee. If Lessee is the sole occupant of any Building floor, then Lessor shall not provide such signage. Lessee, at its sole expense, and subject to Lessor's consent, which consent shall not be unreasonably withheld, conditioned or delayed, may install and maintain exterior "eyebrow" signage on the Building. Such signage: (i) shall comply with all applicable governmental codes and regulations; (ii) shall be perpendicular to Western Avenue and shall not be placed upon the Building's south side; and (iii) shall be the sole monument signage on the Building's exterior. Lessor hereby approves the signage plan attached hereto as Exhibit C.

12. LOCKS. After the Work, no additional locks shall be placed upon any doors of the Premises without prior notification to Lessor. Keys will be furnished to each door lock. At the termination of the Lease, Lessee shall surrender all keys to the Premises whether paid for or not.

13. KEY. Lessor, its janitor, engineer or other agents may retain a pass key to said Premises to enable it to access the Premises from time to time with reference to any emergency, daily janitorial services, or to the general maintenance of said Premises; provided that Lessor shall be responsible for all acts or omissions of itself, its janitor, engineer or other agents while on the Premises to the extent such acts or omissions cause any damage, loss, cost or expense to Lessee.

14. TELEPHONE SERVICE. If Lessee desires telephonic or any other electric connection, Lessor will direct the electricians as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires in installation thereof will be permitted.

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15. SERVICES. Lessor shall maintain the Premises and the public and common areas of Building, such as lobbies, stairs, corridor and restrooms, in a manner consistent with other similar Class A office buildings except for damage in excess of ordinary wear and tear occasioned by the act of Lessee.

Lessor shall furnish the Premises with electricity for lighting and operation of low power usage office machines, heat, normal office air-conditioning, and elevator services, 24 hours per day, 7 days per week. Any additional electrical requirements, such as air-conditioning units for computer centers, shall be installed and maintained at Lessee's expense. Lessee shall pay all utility charges associated with such additional electrical requirements. Any costs associated with measuring such utility charges, and maintenance of the equipment associated therewith, shall be paid by Lessee. Lessor shall provide lighting replacement for Lessor furnished lighting, toilet room supplies, window washing at least four (4) times per year, and janitor service consisting of five (5) days per week excluding holidays, all of which shall be performed all in a manner suitable for Class A office space.

Lessor shall not be liable to Lessee for any loss or damage caused by or resulting from any variation, interruption or any failure of said services due to any cause whatsoever, except to the extent due to Lessor's gross negligence or willful misconduct. No temporary interruption or failure of such services incident to the making of repairs or due to accidents or strike or conditions or events not under Lessor's control shall be deemed as an eviction of Lessee or relieve Lessee from any of Lessee's obligations hereunder.

Lessee's employees shall have full access to the Building's upper parking level fitness center during normal business hours of 6:00 am to 8:00 pm Monday through Friday. Lessee shall indemnify and hold harmless Lessor from any claim, liability or suit, including attorney's fees on behalf of any person, persons, corporations and or firm for any injuries or damages occurring in or about the fitness center where said damages or injury was caused or partially caused by the ordinary or gross negligence or intentional act of Lessee and/or by Lessee's agents, employees, servants, customers or clients. Notwithstanding the foregoing, Lessee shall not be liable for any such injury or damages to the extent that they are they are caused or partially caused by the ordinary or gross negligence or intentional act of the Lessor and/or by Lessor's agents, employees, servants, customer or clients.

In the event Lessor has not performed its obligations pursuant to the terms of this Lease or if Lessee is otherwise dissatisfied with the service of the Building or any unreasonable annoyance of any kind, Lessee is requested to make complaints at Lessor's Building office and not to Lessor's employees or agents seen within the Building. Lessor shall have the right to waive from time to time such part or parts of these rules and regulations as in Lessor's judgment may not be necessary for the proper maintenance or operation of the Building or consistent with good service, and may from time to time make such further reasonable rules and regulations as in Lessor's judgment may be needed for the safety, care and cleanliness of the Premises and the Building and for the preservation

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of order therein. All rules and regulations shall be enforced against all tenants in a uniform and non-discriminatory manner.

16. SOLICITORS. Lessor will make an effort to keep solicitors out of the Building, and Lessee will not oppose Lessor in his attempt to accomplish this end.

17. FLOOR PLAN. Lessor hereby approves the floor plan and specifications dated December 16, 2011 prepared by JPC Architects and attached hereto as Exhibit A. Lessee may modify such floor plan and specifications subject to Lessor's approval, which approval shall not be unreasonably withheld, conditioned or delayed.

18. ASSIGNMENT. Lessee will not assign this Lease, or sublet all or any portion of the Premises (collectively, "Convey") without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Lease, this Lease may be Conveyed without Lessor's prior consent to an affiliate, wholly-owned subsidiary or parent company of Lessee, or to the entity with which or into which Lessee may merge or consolidate, whether or not Lessee is the survivor of such merger (collectively, "Conveyee"), provided: (i) Lessee shall give Lessor written notice of such Conveyance; (ii) the Conveyee is of a character and quality similar to other tenants in the Building or in other class A office buildings of similar size, age and quality in the downtown and lower Queen Anne areas of Seattle, Washington; and (iii) the Conveyee has the financial net worth to enable it to meet its obligations under this Lease. In the event any written consent is given, no other or subsequent Conveyance shall be made without the previous written consent of Lessor, whose consent shall not be unreasonably withheld, conditioned or delayed.

19. OPERATING SERVICES AND REAL ESTATE TAXES. The Initial Monthly Rent described in Section 3 includes Lessee's proportionate share of Operating Services and Real Estate Taxes for the first twelve months of the lease term, "Base Year Costs", and Lessee shall not be responsible for the payment of Lessee's proportionate share of increases in Operating Services and Real Estate Taxes until the commencement of the 13th month of the Lease term (i.e., if the lease term commences May 1, 2012, Lessee shall not be responsible for any amounts in addition to Initial Monthly Rent until May 1, 2013, and so Lessee's proportionate share of any increases in Operating Services and Real Estate Taxes in calendar year 2013 shall be pro-rated based on the number of days in 2013 after the commencement of such 13th month of the Lease term). Only actual increases from these Base Year Costs, if any, will be passed on to Lessee on a proportionate basis. Notwithstanding the foregoing, increases in each individual Controllable Expense shall be limited to a maximum upward adjustment of three percent (3%) per year. In the event that the increase in a Controllable Expense is more than 3% for any one year, Lessor shall be entitled to carry over the amount in excess of 3% to any future year in the Lease term in which that Controllable Expense has less than a 3% increase. For an example of these calculations, see Exhibit D attached hereto.

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DEFINITIONS

Base Year

For computing the Base Year Costs, the base year shall be the calendar year 2012.

Comparison Year

The Comparison Year(s) shall be the calendar year(s) subsequent to the base year.

Controllable Expenses

"Controllable Expenses" shall mean all charges involved in determining Operating Services except for: (i) real estate taxes; (ii) a commercial general liability insurance policy and insurance covering the loss of, or damage to, the Building; (iii) costs associated with removal of Lessee's property from the Premises after termination of this Lease; and (iv) utilities.

Operating Services

"Operating Services" include, but are not limited to, the reasonable charges incurred by Lessor for: Building operation salaries, benefits, reasonable management fee (not to exceed 5% of gross income for the Building), insurance, electricity, janitorial, supplies, telephone, HVAC, repair and maintenance, window washing, water and sewer, security, landscaping, disposal, elevator, and any other service or supplies reasonably necessary to the use and operation of the premises. Operating Services shall also include the amortization cost of capital investment items and of the installation thereof, which are primarily for the purpose of safety, saving energy or reducing operating costs, or which may be required by governmental authority (all such costs shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles). Notwithstanding anything to the contrary contained herein, Operating Services shall not include any of the following:

(i) real estate taxes;

(ii) legal fees, auditing fees, brokerage commissions, advertising costs, or other related expenses incurred by Lessor in an effort to generate rental income;

(iii) repairs, alterations, additions, improvements, or replacements made to rectify or correct any defect in the original design, materials or workmanship of the Building or common areas (but not including repairs, alterations, additions, improvements or replacements made as a result of ordinary wear and tear);

(iv) damage and repairs attributable to fire or other casualty;

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(v) damage and repairs necessitated by the negligence or willful misconduct of Lessor, Lessor's employees, contractors or agents;

(vi) executive salaries to the extent that such services are not in connection with the management, operation, repair or maintenance of the Building;

(vii) Lessor's general overhead expenses not related to the Building;

(viii) legal fees, accountant's fees and other expenses incurred in connection with disputes with tenants or other occupants of the Building or associated with the enforcement of the terms of any leases with tenants or the defense of Lessor's title to or interest in the Building or any part thereof;

(ix) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering (1) vacant space (excluding common areas) in the Building or (2) space for tenants or other occupants in the Building and costs incurred in supplying any item or service to less than all of the tenants in the Building;

(x) costs incurred due to a violation by Lessor or any other tenant of the Building of the terms and conditions of a lease;

(xi) cost of any specific service provided to Lessee or other occupants of the Building for which Lessor is reimbursed (but not including Operating Services and Real Estate Tax increases above Base Year Costs to the extent reimbursed Lessor) or any other expense for which Lessor is or will be reimbursed by another source (i.e., expenses covered by insurance or warranties);

(xii) costs and expenses which would be capitalized under generally accepted accounting principles, with the exception of the capital investment items which are primarily for the purpose of safety, saving energy or reducing operating costs, or which may be required by governmental authority;

(xiii) Building management fees in excess of the management fees specified hereinabove;

(xiv) Intentionally deleted;

(xv) fees paid to Lessor or any affiliate of Lessor for goods or services in excess of the fees that would typically be charged by unrelated, independent persons or entities for similar goods and services;

(xvi) rent called for under any ground lease or master lease;

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(xvii) the tenant improvement allowance provided by Lessor to Lessee pursuant to the terms of this Lease; or benefiting any other tenant in the Building; and

(xviii) principal and/or interest payments called for under any debt secured by a mortgage or deed of trust on the Building.

(xix) costs incurred in operating, maintaining, and repairing any retail facility;

(xx) increases in insurance premiums to the extent caused by other tenants;

(xxi) any insurance deductibles;

(xxii) impact fees, traffic mitigation payments or other expenses assessed by any governmental authority in connection with designing, permitting or developing the Building;

(xxiii) costs of relocating any tenant;

(xxiv) any costs of the initial construction and initial landscaping of the Building or the build-out required for Lessee by the terms of this lease;

(xxv) cost of acquiring or securing, sculptures, paintings and other works of art located in the Building's Common Areas;

(xxvi) charitable or political contributions;

(xxvii) costs incurred as a result of Lessor's negligence;

(xxviii) costs of a capital nature (including amortization and interest payments and depreciation of any type), including but not limited to acquisition, construction or installation costs of capital improvements, equipment, replacements, alterations and additions, even if such costs were incurred in connection with matters which are reasonably intended to reduce Operating Services for the Building or were required by any governmental authority having jurisdiction under any governmental law or regulation;

(xxix) depreciation, amortization and interest;

(xxx) all items and services for which Lessee or any other Lessee in the Building is required to reimburse Lessor (other than through Lessee's Pro Rata Share or any other Lessee's share of Operating Services);

(xxxi) the cost of any work or services performed for any tenant (including Lessee) at such Lessee's cost; and

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(xxxii) fines, penalties, or other liabilities imposed for violation of law, or regulation or court order

Operating Services shall be adjusted for the Base Year and all Comparison Year(s) to reflect the greater of actual occupancy or 95% occupancy and if Operating Services for Comparison Years include categories of expenses not included in the Base Year, Operating Services for the Base Year shall be adjusted as if comparable expenses had been incurred in the Base Year.

Notwithstanding anything set forth above, controllable costs of Operating Services (meaning all Operating Services other than utilities, taxes and insurance premiums) shall not increase by more than five percent (5%) per year on a cumulative basis over the term.

Real Estate Taxes

Real Estate Taxes shall be the taxes paid by Lessor in the base year and each respective Comparison Year. Real Estate Taxes shall be a separate category and shall be treated as such.

Proportionate Basis

Lessee's share of Base Year and Comparison Year(s) Costs shall be a fraction, the numerator of which shall be the number of rentable square feet contained in the leased Premises (see Paragraph 1) and the denominator of which shall be the number of rentable square feet in the Building in which the leased Premises are located (187,075/RSF).

Computation of Adjustments to Base Year Costs

Commencing with calendar year 2013, Lessor will provide Lessee with its estimate of Lessee's proportionate share of any increases in Base Year Costs for such calendar year based on a review of historical data. Commencing with the 13th month of the Lease term, and the 1st month of any calendar year thereafter, Lessee will pay with its Monthly Rent such monthly estimated amount of Lessee's proportionate share of any increases in Base Year Costs for such calendar year. If Lessor has not provided an updated estimate of Lessee's proportionate share of increases in Base Year Costs at the time any calendar year commences, Lessee shall continue to make estimated payments at the same rate as the prior year until Lessor provides a new estimated amount to Lessee. Lessee shall be responsible for any increase between Lessee's proportionate share of Base Year Costs and Lessee's proportionate share of each respective Comparison Year(s) Costs, subject to the proration of such increases in 2013 as provided above. The increase shall be the increase to each expense individually. As provided above, these costs shall be initially calculated based on estimated (projected) costs with reconciliation to actual costs when annual audited numbers are completed. Once actual cost data for Comparison Year(s) Real Estate Taxes and Operating Services for the entire Building is formulated in

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accordance with generally accepted accounting principles and adjusted to the greater of actual occupancy or 95% occupancy, then Lessor shall provide a written statement of same to Lessee together with reasonable back-up documentation and Lessee's estimated pass-through costs shall be corrected with Lessee or Lessor, as appropriate, reimbursing the other for the difference between the estimated and actual costs in a lump sum payment within sixty (60) days of Lessee's receipt of Lessor's statement, unless Lessee disagrees with Lessor's written statement. If Lessee disagrees with Lessor's written statement and objects within 60 days of Lessee's receipt of such statement, Lessee shall have the right to review Lessor's calculation of the Operating Services and Real Estate Taxes for the Comparison Year to which such statement applies. Within a reasonable time after receiving Lessee's objection, Lessor shall deliver to Lessee, or make available for inspection at a location reasonably designated by Lessor, copies of such records. Within 60 days after such records are made available to Lessee (the "Objection Period"), Lessee may deliver to Lessor notice (an "Objection Notice") stating with reasonable specificity any objections to Lessor's determination of Operating Services or Real Estate Taxes, in which event Lessor and Lessee shall work together in good faith to resolve Lessee's objections. Lessee shall be responsible for all costs of such review unless it is determined that Lessor has overstated Lessee's share of Operating Services and Real Estate Taxes by more than five percent (5%), in which event Lessor shall reimburse Lessee for the reasonable costs incurred by Lessee for such review within thirty (30) days of Lessee's written demand therefore.

Upon termination of this Lease, the amount of any corrected amount between estimated and actual costs with respect to the final Comparison Year shall survive the termination of the Lease and shall be paid to Lessee or Lessor as appropriate within thirty (30) days after final reconciliation.

Computation of or adjustment to Operating Services and/or Real Estate Taxes pursuant to this paragraph or to rent pursuant to Paragraph 3 shall be computed based on a three hundred sixty-five (365) day year.

For an example, see Exhibit B attached hereto.

20. <u>ADDITIONAL TAXES OR ASSESSMENTS</u>. Should there presently be in effect or should there be enacted during the term of this Lease, any law, statute or ordinance levying any assessments or any tax upon the Premises other than federal or state income taxes, Lessee shall reimburse Lessor for Lessee's proportionate share of said expenses at the same time as rental payments.

21. <u>LATE PAYMENTS</u>.

Any payment required to be made pursuant to this Lease, not made within five (5) days after the date the same is due shall bear interest at a rate equal to the lesser of (i) 8%, or (ii) three percent (3%) above the prime rate of interest charged from time to time by Bank of America, or its successor ("Interest Rate").

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In addition to any interest charged herein, a late charge of five percent (5%) of the payment amount shall be incurred for payments received more than five (5) days late.

22. RISK. All personal property of any kind or description whatsoever in the demised Premises shall be at Lessee's sole risk. Lessor shall not be liable for any damage done to or loss of such personal property or damage or loss suffered by the business or occupation of the Lessee arising from any acts or neglect of co-tenants or other occupants of the Building, or of Lessor or the employees of Lessor, or of any other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from the heating or plumbing or sprinklering fixtures, or from electric wires, or from gas, or odors, or caused in any other manner whatsoever except in the case of negligence on the part of Lessor. Lessee shall keep in force throughout the term of this Lease such casualty, general liability and business interruption insurance as a prudent tenant occupying and using the Premises would keep in force. Lessor shall maintain throughout the term of this Lease casualty insurance for the full replacement cost of the Building.

23. INDEMNIFICATION. Lessee will defend, indemnify and hold harmless Lessor from any claim, liability or suit including attorney's fees on behalf of any person, persons, corporations and/or firm for any injuries or damages occurring in or about the said Premises or on or about the sidewalk, stairs, or thoroughfares adjacent thereto to the extent said damages or injury was caused or partially caused by the ordinary or gross negligence or intentional act of Lessee and/or by Lessee's agents, employees, servants, customers or clients. Lessor will defend, indemnify and hold harmless Lessee from any claim, liability or suit including attorney's fees on behalf of any person, persons, corporations and/or firm for any injuries or damages occurring in or about the said Premises or on or about the sidewalk, stairs, or thoroughfares adjacent thereto to the extent said damages or injury was caused or partially caused by the ordinary or gross negligence or intentional act of Lessor and/or by Lessor's agents, employees, servants, customers or clients.

24. WAIVER OF SUBROGATION. Lessee and Lessor do hereby release and relieve the other, and waive their entire claim of recovery for loss, damage, injury, and all liability of every kind and nature which may arise out of, or be incident to, fire and extended coverage perils, in, on, or about the Premises herein described, whether due to negligence of either of said parties, their agents, or employees, or otherwise. All policies of insurance carried by either party shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss.

25. SUBORDINATION. This Lease and all interest and estate of Lessee hereunder is subject to and is hereby subordinated to all present and future mortgages and deeds of trust affecting the Premises or the property of which said Premises are a part provided Lessee's quiet enjoyment of the Premises shall not be disturbed so long as Lessee is not in default under this Lease, beyond any applicable notice and cure period. Lessee agrees to execute at no expense to the Lessee, any commercially reasonable

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instrument which may be deemed necessary or desirable by the Lessor to further effect the subordination of this lease to any such mortgage or deed of trust. In the event of a sale or assignment of Lessor's interest in the Premises, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust, provided such instrument include non-disturbance and attornment provisions reasonably acceptable to Lessee made by Lessor covering the Premises, Lessee shall attorn to the purchaser and recognize such purchaser as Lessor. Lessee agrees to execute, at no expense to Lessee, any commercially reasonable estoppel certificate to further effect the provisions of this paragraph.

26. CASUALTY. In the event the Premises or the Building is destroyed or injured by fire, earthquake or other casualty to the extent that more than one-third (1/3) of the Premises are untenantable, then Lessee may terminate this Lease by providing written notice thereof to Lessor within thirty (30) days following such casualty. If Lessee does not terminate this Lease pursuant to the foregoing sentence, Lessor may, at Lessor's option, proceed with reasonable diligence to rebuild and restore the said Premises or such part thereof as may be injured as aforesaid, provided that within thirty (30) days after such destruction or injury Lessor will notify Lessee of Lessor's intention to do so, and during the period of such rebuilding and restoration the rent shall be abated on the portion of the Premises that is unfit for occupancy. During any period of abatement of rent due to casualty or destruction of the Premises, Lessor shall use its best efforts to locate comparable space for Lessee at the fair market rate not to exceed Lessee's rental rate hereunder. Lessor shall not be liable for any consequential damages by reason of inability, after use of its best efforts, to locate alternative space comparable to the premises leased hereunder. Notwithstanding the foregoing, Lessor shall be obligated to restore any casualty loss required to be insured against hereunder if such restoration can be completed in less than one-hundred twenty (120) days. If any damage is not substantially restored within 120 days following the casualty and Lessee cannot reasonably conduct its business in any material portion of the Premises in accordance with its usual business operations, Lessee shall have the right to terminate this Lease.

27. INSOLVENCY. If Lessee becomes insolvent, or makes an assignment for the benefit of creditors, or a receiver is appointed for the business or property of Lessee, or a petition is filed in a court of competent jurisdiction to have Lessee adjudged bankrupt and not dismissed within sixty (60) days, then Lessor may at Lessor's option terminate this Lease. Said termination shall reserve unto Lessor all of the rights and remedies available under Paragraph 28 ("Default") hereof, and Lessor may accept rents from such assignee or receiver without waiving or forfeiting said right of termination. As an alternative to exercising his right to terminate this lease, Lessor may require Lessee to provide adequate assurances, including the posting of a cash bond, of Lessee's ability to perform its obligations under this lease.

28. DEFAULT. If this Lease is terminated in accordance with any of the terms herein (with the exception of Paragraph 27), or if Lessee vacates or abandons the Premises or if Lessee shall fail at any time to keep or perform any of the covenants or conditions of this Lease and does not cure such failure within 5 business days following

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written notice from Lessor with respect to any monetary obligation or within thirty (30) days following written notice from Lessee with respect to any non-monetary obligation (or such longer period of time if such failure is not susceptible of cure within such 30-day period so long as Lessee commences such cure and diligently pursues the same to completion), then, and in any of such events Lessor may with or without notice or demand, at Lessor's option, and without being deemed guilty of trespass and/or without prejudicing any remedy or remedies which might otherwise be used by Lessor for arrearages or preceding breach of covenant or condition of this lease, enter into and repossess said Premises and expel the Lessee and all those claiming under Lessee. In such event Lessor may eject and remove from said Premises all goods and effects (forcibly if necessary) and Lessor may terminate this Lease. The termination of this Lease pursuant to this Article shall not relieve Lessee of its obligations to make the payments required herein. In the event this Lease is terminated pursuant to this Article, or if Lessor enters the Premises without terminating this Lease and Lessor relets all or a portion of the Premises, Lessee shall be liable to Lessor for a pro rata portion of all the reasonable costs of reletting, including reasonable and necessary renovation and alteration of the leased Premises with such pro rata portion to be calculated based on the percentage of the lease term remaining as of the date of such termination or relet. Lessee shall remain liable for all unpaid rental which has been earned plus late payment charges pursuant to Paragraph 21 and for the remainder of the term of this lease for any deficiency between the net amounts received following reletting and the gross amounts due from Lessee, or if Lessor elects, Lessee shall be immediately liable for all rent and additional rent (Paragraph 19) that would be owing to the end of the term, less any rental loss that could be reasonably avoided, which amount shall be discounted by the discount rate of the Federal Reserve Bank situated nearest to the Premises, plus one percent (1%); provided, however, in all events Lessor shall have a duty to take reasonable efforts to mitigate its losses. Waiver by the Lessor of any default, monetary or non-monetary, under this Lease shall not be deemed a waiver of any future default under the Lease. Acceptance of rent by Lessor after a default shall not be deemed a waiver of any defaults (except the default pertaining to the particular payment accepted) and shall not act as a waiver of the right of Lessor to terminate this Lease as a result of such defaults by an unlawful detainer action or otherwise.

29. <u>BINDING EFFECT</u>. The parties hereto further agree with each other that each of the provisions of this lease shall extend to and shall, as the case may require, bind and inure to the benefit, not only of Lessor and Lessee, but also of their respective heirs, legal representatives, successors and assigns, subject, however, to the provisions of Paragraph 18 of this lease.

It is also understood and agreed that the terms "Lessor" and "Lessee" and verbs and pronouns in the singular number are uniformly used throughout this lease regardless of gender, number or fact of incorporation of the parties hereto. The typewritten riders or supplemental provisions, if any, attached or added hereto are made a part of this lease by reference. It is further mutually agreed that no waiver by Lessor of a breach by Lessee of any covenant or condition of this lease shall be construed to be a waiver of any subsequent breach of the same or any other covenant or condition.

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30. HOLDING OVER. Unless otherwise agreed by the parties in writing, if Lessee holds possession of the Premises after expiration of the term of this lease, Lessee shall be deemed to be a mo nth-to-month tenant upon the same terms and conditions as contained herein, except rent which shall be revised to reflect the then current market rate. During month-to-month tenancy, Lessee acknowledges Lessor will be attempting to relet the Premises. Lessee agrees to cooperate with Lessor and Lessee further acknowledges Lessor's statutory right to terminate the lease with proper notice.

31. ATTORNEY'S FEES. If any legal action is commenced to enforce any provision of this lease, the prevailing party shall be entitled to an award of reasonable attorney's fees and disbursements.

32. NO REPRESENTATIONS. The Lessor has made no representations or promises except as contained herein or in some future writings signed by Lessor.

33. QUIET ENJOYMENT. So long as Lessee pays the rent and performs the covenants contained in this lease, Lessee shall hold and enjoy the Premises peaceably and quietly, subject to the provisions of this lease.

34. RECORDATION. Lessee shall not record this lease without the prior written consent of Lessor, whose consent shall not be unreasonably withheld, conditioned or delayed. However, at the request of Lessor, both parties shall execute a memorandum or "short form" of this lease for the purpose of recordation in a form customarily used for such purpose. Said memorandum or short form of this lease shall describe the parties, the Premises and the lease term, and shall incorporate this lease by reference.

35. MUTUAL PREPARATION OF LEASE. It is acknowledged and agreed that this lease was prepared mutually by both parties. In the event of ambiguity, it is agreed by both parties that it shall not be construed against either party as the drafter of this lease.

36. GOVERNING LAW. This lease shall be governed by, construed and enforced in accordance with the laws of the State of Washington.

37. SPACE POCKET. Except as specifically provided for herein, Lessee shall have the option to designate up to 5,000 rentable square feet of the Premises as a space pocket (the "Pocketed Areas"). The Pocketed Areas may be comprised of space located in various areas throughout the Premises. Lessee shall not initially pay rent on the Pocketed Areas, but the Pocketed Areas will expire, as such space is identified by Tenant, upon the first to occur of (i) the commencement of month 15 of the Lease term, or (ii) actual use thereof. The five (5) months of free rent described in section 3 of this Lease shall not apply to the Pocketed Areas' non-payment period. Once a Pocketed Area is occupied, it may not thereafter be re-pocketed. Notwithstanding the foregoing, if Lessee exercises its 5th Floor FRL (as described in Section 38), Lessee's right to

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designate then-current or prospective Pocketed Areas is immediately and irrevocably terminated.

38. FIRST RIGHT TO LEASE. During the Lease term, Lessee shall have an ongoing first right to lease all, but not less than all, any then-available space on the Building's fifth (5th) floor on the same terms as provided in this Lease (the "5th Floor FRL"). Lessor shall notify Lessee in writing when space becomes vacant or otherwise available on the 5th floor. Lessee shall have ten (10) business days after receipt of Lessor's written notice to elect to lease said space (on the same terms of this Lease) by providing Lessor written notice of Lessee's exercise of its 5th Floor FRL. If Lessee does not timely exercise its 5th Floor FRL as provided herein, Lessor may proceed to lease such space to third parties. The five (5) months of free rent described in section 3 of this Lease shall not apply to any space leased pursuant to the 5th Floor FRL.

Lessor shall not offer to rent any available space on the Building's 5th floor to any potential tenant prior to August 1, 2012.

39. PARKING. Lessee shall have the ongoing right, but not the obligation, to lease two (2) parking passes per 1,000 rentable square feet of leased space in the Building's parking facilities. Lessee shall have the option to designate up to eight (8) of the Building's garage parking stalls as reserved stalls. Lessee shall also have the option to designate up to four (4) of the Building's outside parking stalls as reserved stalls. The charge for such parking passes associated with the reserved stalls shall be the prevailing market rate for reserved stall, but in no event shall be less than [redacted] per month. The charge for such parking passes associated with unreserved stalls shall also be the market rate for unreserved stalls, but in no event less than [redacted] per month. The market rate for passes shall be determined as of the first day of each calendar year by Lessor in its reasonable discretion. Parking rates shall include all taxes following the Commencement Date. Lessee's initial identification of the number of parking passes it requires shall be made no later than the Commencement Date.

While the Work is being conducted, but no later than the Commencement Date, Lessor shall provide Lessee's general contractor, at no cost to Lessee, with six (6) interior parking stalls in the Building's garage.

40. ACCESS AND SECURITY. The Building shall be fully accessible to Lessee and the general public between the hours of 6:00 am to 6:00 pm (Pacific Time), Monday through Friday (with the exception of the following observed national holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day) (the "Standard Building Hours"). Outside of Standard Building Hours, the Building may be accessed twenty-four (24) hours a day by any of the following means: (i) passkey;, (ii) passcard; (iii) contacting Lessor's security personnel; or (iv) contacting Lessor's after-hours administrator. Lessor's security personnel will at all times patrol the Building. Lessee, at Lessee's option, but subject to Lessor prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, may install, maintain and operate, at Lessee's sole cost and expense, a security system upon the Premises,

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including, but not limited to, a card access security system. Lessee shall provide Lessor's security personnel full and complete access to the Premises for purposes of monitoring and securing such space. In addition, Lessee shall provide Lessor's janitorial staff with full and complete access to the Premises for purposes of providing the Premises with the janitorial service described in section 15 of this Lease.

41. RENEWAL OPTION. Lessee shall have two (2) five (5) year options to extend the Term of this Lease for a portion of or the entire Premises upon the terms and conditions of this Lease (each, a "Renewal Term"). The Monthly Rent for a Renewal Term will be the fair market value (the "Market Rent") for comparable space in comparable buildings in the surrounding area (the "Market Area"). Lessee shall exercise said options by written notice to Lessor given at least nine (9) months but no more than twelve (12) months prior to the expiration of the then existing Term (the "Lessee Extension Notice"). The Market Rent and the applicable Monthly Rent for the Renewal Term shall be established as follows: (i) within thirty (30) days after receipt of the Lessee Extension Notice, Lessor shall send Lessee written notice ("Lessor's Renewal Rent Notice") with Lessor's reasonable determination of Market Rent and the applicable Monthly Rent for the applicable Renewal Term; and (ii) within thirty (30) days after receipt of Lessor's Renewal Rent Notice, Lessee and Lessor shall negotiate in good faith an amount to be the applicable Monthly Rent for such Renewal Term. If Lessor and Lessee cannot agree on such applicable Monthly Rent within said 30 day period, and Lessee still desires to pursue a Renewal Term, then the Market Rent and allowances shall be determined by arbitration in the following manner:

(a) Lessor and Lessee shall each appoint one qualified real estate broker, who shall be a recognized real estate broker with at least ten (10) years experience in the valuation of rental office properties in the Market Area similar to the Building. Each such broker shall be appointed within fifteen (15) days after the expiration of the 30-day mutual agreement period described above.

(b) The two brokers so appointed shall within fifteen (15) days of the date of the appointment of the last appointed broker agree upon and appoint a third broker who shall be qualified under the same criteria set forth above to qualify the initial two brokers. The parties shall pay the fees of their respective brokers (except as set forth in sub-section (e), below) and shall share equally in the fees of the third appointed broker.

(c) The three brokers shall within thirty (30) days of the appointment of the third broker reach a decision on the applicable prevailing market rent and notify Lessor and Lessee thereof.

(d) The decision of the majority of the three brokers shall be binding upon Lessor and Lessee. Failure of the majority of said brokers to reach an agreement shall result in the Market Rent being determined by averaging the appraisal of each broker, ignoring for purpose of such averaging any portion of the high and low appraisal which is more than 10 percent (10%) in excess of the middle appraisal.

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(e) If either Lessor or Lessee fails to appoint a broker within the time period in sub-section (a), above, the broker appointed by one of them shall reach a decision, notify Lessor and Lessee thereof, and such broker's decision shall be binding upon Lessor and Lessee. The fee of such appointed broker shall be paid by a party that failed to appoint its own broker.

(f) If the two brokers fail to agree upon and appoint a third broker, they shall each establish their own opinion as to the prevailing market rent and the average of the two rents shall become the Market Rent and allowances for purposes of determining the applicable Monthly Rent for the Renewal Term.

42. RIGHT OF FIRST REFUSAL. Without limiting Lessee's rights pursuant to Paragraph 38, Lessor hereby grants Lessee a continuing right of first refusal to lease the entirety of the third (3rd), fifth (5th) or "C" floors of the Building (any, the "ROFR Space") which is currently available or later becomes available during the Term and any extension thereof (the "Right of First Refusal"). If Lessor receives a bona-fide good-faith offer from a prospective tenant (a "Prospective Tenant") to lease the ROFR Space, Lessor shall give written notice to Lessee (the "ROFR Notice") within five (5) days of the third-party offer. Lessee shall have ten (10) business days from the receipt of the ROFR Notice to exercise, in writing to the Lessor, the Right of First Refusal. If Lessee fails to notify Lessor of its intent to exercise the Right of First Refusal within the time frame described herein, Lessee shall be deemed to have waived the Right of First Refusal with respect to that prospective tenant's offer. If Lessee exercises the Right of First Refusal, Lessee shall be required to lease the ROFR Space. If Lessee exercises its Right of First Refusal for any ROFR Space during the first twenty-four (24) months of the Lease term, the lease of the ROFR Space shall be on the same terms and conditions as set forth in this Lease. If Lessee exercises its Right of First Refusal for any ROFR Space after the first twenty four (24) months of the Lease term, the Monthly Rent and allowances for the ROFR Space shall be the fair market value for comparable space in comparable office buildings in the surrounding area.

Lessee's rent for the ROFR Space shall commence when such space is available for occupancy or upon the substantial completion of the mutually agreed-upon improvements of such space (excepting any minor punch-list items), subject to a reasonable and mutually agreed upon schedule for completion of such improvements. The costs for the improvements to the ROFR Space shall be mutually agreed upon by the parties hereto.

In the event the parties cannot agree on the Monthly Rent and allowances fair market value described in this Section, they shall agree to establish such rent by the method of arbitration described in Section 41.

Lessee shall not have the right to exercise the Right of First Refusal at any time that it is in default under the terms and conditions of this Lease.

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43. ROOF DECK. Subject to Lessor's approval, which approval shall not be unreasonably withheld, conditioned or delayed, and so long as such work or use does not materially increase the rate of any insurance maintained by Lessor on the Building, Lessee shall have right to install on the roof of the Building a deck for Lessee's exclusive use (the "Deck") in accordance with the provisions of this section. The Deck shall be installed and maintained at Lessee's sole cost and expense. Lessee shall submit drawings, specifications, and installation data for the Deck to Lessor for its approval prior to installation.

Installation of the Deck shall be accomplished under the direct supervision of Lessor. Use of the Deck shall be for Lessee's exclusive use in accordance with reasonable rules and regulations prescribed by Lessor.

Lessee shall make no penetration of the Building's roof during installation or removal of the Deck without the prior written consent of Lessor. Lessee shall be responsible for the cost of repairing all damages to the Building and the Lessor's property caused by the installation, operation, repair or removal of the Deck, except to the extent caused by Lessor, its agents or employees. Furthermore, in the event Lessor determines that the Building roof must be repaired or resealed as a direct or indirect result of the installation, maintenance, repair or removal of the Deck, except to the extent cause by Lessor, its agents or employees, all such repairing and/or resealing shall be performed by Lessor's designated contractor at Lessee's sole cost and expense.

Except as otherwise specifically agreed to in writing by Lessor and Lessee, upon termination of this lease, Lessee, at its sole cost and expense, shall at the request of Lessor remove the Deck from the Building's roof, subject to the provisions of this section. Removal of the Deck shall be done in a manner reasonably satisfactory to Lessor.

Lessee, at its sole cost and expense, shall obtain and maintain all necessary governmental approvals, licenses and permits required to use the Deck, which use shall not interfere with the quiet enjoyment of any other tenants of the Building.

Lessee agrees that Lessor shall have the right to install and to grant others the right to install transmitting equipment, satellite dishes, antennae, and similar equipment on the Building's roof, so long as neither the installation nor operation of such equipment materially interferes with the use of the Deck.

44. EARLY TERMINATION. Without limiting any other provisions set forth herein, Lessee shall have the one-time right and option to cancel and terminate this Lease effective as of the expiration of the fifth (5th) year of the Lease term by giving Lessor no less than twelve (12) months prior written notice and paying to Lessor a termination charge calculated as follows (i) the unamortized portion of tenant improvements and leasing commissions, plus (ii) three (3) months of rent on the then existing Premises at an annual rate of $30.38 per rentable square feet, such payment to

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be made to Lessor no later than one-hundred twenty (120) days prior to the effective Lease termination date.

45. HAZARDOUS SUBSTANCES. Lessor represents and warrants that to the best of its knowledge the Premises contain no Hazardous Substances (as hereinafter defined). Upon the execution of this Lease, if Lessor or Lessee subsequently discovers the existence of Hazardous Substances upon the Premises, Lessor and Lessee shall disclose to each other this material fact and act within full compliance of all applicable laws, regulations and safety practices governing Hazardous Substances; provided, however, that Lessee shall only be required to conduct such discovery efforts as are normally and reasonably required of a tenant in a commercial office building. Lessor and Lessee further mutually agree that in any and all causes of action and/or claims or third-party claims arising under the terms, activities, use and/or operations of this Lease, each party shall be responsible, to the extent of each party's comparative fault in causing the alleged damages or injuries. Each party agrees to indemnify, defend and hold each other harmless, including the employees, agents and invitees with respect to each, from and against any and all claims, liabilities, damages and expenses, including reasonable attorney's fees and costs, asserted against either party by a third party, including, without limitation, any agency or instrumentality of federal, state or local governments for loss of use of property, clean-up activities (including, but not limited to, investigation, study, response, remedial action, or removal), fines or penalties arising out of or relating to the presence, release, or threat of release of a Hazardous Substance existing or emanating from the Premises to the extent of each party's negligence. Lessor's and Lessee's obligations under this paragraph shall survive of the expiration or other termination of this Lease.

For purposes of this Lease, "Hazardous Substances" shall mean:

a. Any toxic substances or waste, sewage, petroleum products, radioactive substances, medicinal, bacteriological, or disease-producing substances; or

b. Any dangerous waste, hazardous waste, or hazardous substance as defined in:

i. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended (42. U.S.C.);

ii. The Resource Conservation and Recovery Act, as now or hereafter amended (42 U.S.C.); and

iii. The Washington Model Toxics Control Act, as now or hereafter amended (RCW Ch.'s 70.105, 70.105A and 70.105D); or

c. Any pollutants, contaminants or substances, as defined above, posing a danger or threat to public health or welfare, or to the environment, which are

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regulated or controlled by any federal, state or local law or regulation, as now or hereafter amended.

46. BROKERS. Lessor and Lessee each warrant and represent to the other that the only broker they have dealt with is CBRE (the "Broker") and that the Broker has represented the Lessee in this transaction. The Broker's commissions and fees shall be paid by Lessor pursuant to the terms of that certain commission agreement entered into by Lessee and Broker and dated September 15, 2011 and signed by Lessor September 23, 2011 (the "Commission Agreement"). Lessor's and Broker's obligations and rights under this section are subject to, and will be controlled by, the provisions of the Commission Agreement. Lessor shall indemnify, defend and hold Lessee harmless from any and all claims for commissions or fees claimed by any third party arising out of this Lease, including without limitation, any commission or fee owed to Broker.

47. CONFIDENTIALITY OF LEASE AND LEASE MATTERS. Except as may be otherwise expressly agreed in writing by Lessor and Lessee, neither Lessor nor Lessee will issue any press release, or make any other announcement or statement to any news media, regarding this Lease or the negotiation of its terms. Each of Lessor and Lessee agrees that the terms and conditions of this Lease and details regarding its negotiations are and shall remain confidential between Lessor and Lessee, except, however, that (i) Lessor and Lessee shall each have the a right to disclose this Lease and its terms to any lender (or potential lender) or to a purchaser (or potential purchaser) of its interest in the Premises, and to its respective legal counsel, accountants and other financial advisors or analysts, who have a need to know and have agreed to the foregoing limits on use and confidentiality, (ii) each of Lessor and Lessee shall have the right to make such disclosures concerning this Lease and its terms as may be required by securities and other laws, or by governmental regulations, requirements or order, but only to the extent required for compliance, and (iii) each of Lessor and Lessee shall have the right to make such disclosures concerning this Lease and its terms as may be necessary in order to establish or assert its rights under this Lease. The provisions of this section 47 shall survive the termination of this Lease.

48. LESSOR DEFAULT. Except as otherwise specifically provided for herein, Lessor's failure to do, observe, keep and perform any of the terms, covenants, conditions, agreements or provisions of this lease required to be done, observed, kept or performed by Lessor, for a period greater than thirty (30) days after written notice by Lessee to Lessor of said failure (except if the nature of Lessor's obligation is such that more than sixty (60) days are required for its performance, then Lessor shall not be deemed in default if it commences performance within the sixty (60) day period and thereafter diligently pursues the cure to completion), shall be deemed a default by Lessor and a material breach of the lease. In the event of any Lessor default, Lessee may, at its option, with or without further notice or demand of any kind to Lessor or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein: (i) remedy such default or breach and deduct the reasonable costs including but not limited to, attorney fees thereof from the installments of rent next falling due; (ii) pursue the remedy of specific

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performance; and/or (iii) terminate this lease if such default prevents Lessee to conduct business operations in the Premises. Nothing contained in this Lease shall relieve Lessor of any duty provided for herein to effect repair, replacement, correction or maintenance as required under the terms of this Lease, nor shall Lessor be relieved of any obligation provided for herein to restore affected services or utilities, and this Section 48 shall not be construed to obligate Lessee to undertake any such action.

49. FURNITURE. The Building's 6th and 7th floors contain various items of furniture, including cubicles and board room furniture. The Building's 8th floor also contains cubicles, chairs, tables, and various pieces of meeting room furniture. By execution of this Lease, Lessor hereby conveys ownership of such cubicles, chairs, tables and meeting and board room furniture to Lessee.

50. SUBORDINATION. Following execution of this Lease, Lessor shall endeavor to obtain from its primary mortgage lender a subordination, non-disturbance and attornment agreement ("SNDA") in such lender's standard form and containing provisions reasonably acceptable to Lessee.

51. STORAGE. In addition to the Premises, Lessee agrees to lease from Lessor, and Lessor agrees to lease to Lessee during the term of this Lease, approximately 1,200 rentable square feet of space (the "IT/Storage Space") on floor C of the Building as shown on the floor plan included in Exhibit A. The actual square footage of the IT/Storage Space shall be based upon a remeasurement of such space to be mutually and reasonably agreed upon by Lessor and Lessee prior to the Commencement Date. Lessee accepts the IT/Storage Space on a "turn-key" basis at Lessor's sole cost and expense in accordance with the space plan and work letter attached hereto at Exhibit A. Lessee covenants and agrees to pay Lessor rent for the IT/Storage Space each month in advance on the first day of each calendar month. Rent for the IT/Storage Space shall be computed at the annual rental rate of $15.00 per rentable square foot. Such rent for any fractional calendar month, at the beginning or end of the term, or as otherwise appropriate, shall be the pro-rated portion of the rent computed on an annual basis. Except as specifically provided for herein, Lessee shall use the IT/Storage Space exclusively for: (i) the storage of records, personal property and other items normally and reasonably used in a commercial office setting; and (ii) a computer center. If during the term of this Lease, Lessee uses the IT/Storage Space for any use other than described herein, a Conversion Date (as defined below) will be deemed to occur upon the first date of such new use. During the term of this Lease, Lessee shall have the ongoing right to convert the IT/Storage Space from such use to use for general office purposes. Lessee shall notify Lessor in writing of such conversion at least thirty (30) but no more than forty (40) days prior to the intended date of such conversion (the "Conversion Date"). Lessee shall not make any improvements to the IT/Storage Space prior to the Conversion Date. All costs associated with improvements to the IT/Storage Space after the Conversion Date shall be paid solely by Lessee and shall be subject to the provisions of Section 8 of this Lease. Once converted to use as office space as provided for herein, Lessee shall have no right to change the use of the IT/Storage Space back to its prior use. After the Conversion Date, Lessee shall pay (i)

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rent on the IT/Storage Space consistent with the rental rates described in Section 3 of this Lease, and (ii) increases in Base Year Costs consistent with the provisions of Section 19 and the Definitions section of this Lease, including the use of 2012 as the Base Year.

52. COSTS, ALLOWANCES AND FEES. Lessor will reimburse Lessee for Lessee's reasonable moving expenses, at an amount not to exceed [redacted] per rentable square foot.

Lessor shall reimburse Lessee for reasonable amounts paid to JPC Architects for the initial space plan, two (2) revisions of such plan, and MEP and structural engineering documents.

Lessor may charge Lessee a processing fee for any required initial permit application to a governmental agency associated with the Work; provided, however, that such fee shall be limited to [redacted] for each such application. If any amendment to such initial permit application is required to be submitted, Lessor may charge Lessee a processing fee for such amended submittal; provided, however, that such fee shall be limited to [redacted] for each such submittal.

53. TENANT IMPROVEMENT ALLOWANCE. Improvements to the Premises and the IT/Storage Space (the "Work") will be completed in accordance with mutually agreed-upon working drawings prepared by JPC Architects and by GLY, selected by Lessee. Lessee will be provided an allowance of [redacted] per rentable square foot (based on 66,045 RSF) of the entire existing Premises. Lessee will also be provided an allowance of [redacted] per rentable square foot of the finally determined IT/Storage Space square footage. Such allowances shall be used for space planning, including architectural and engineering fees, construction documents, permits and tenant improvements, new partitions, ceiling, lighting, cabinetry, paint, carpet, cabling, HVAC, furniture, and other construction costs and taxes. The cost for any Work in excess of such allowances shall be paid by Lessee. Lessor shall reimburse Lessee for costs associated with the Work within forty-five (45) days following receipt of Lessee's invoice and backup documentation supporting such expenditures. If Lessor fails to pay such costs within such 45 day period, in addition to the provisions of Section 21 herein, Lessee, at its option, may credit the unpaid amount against the rent next coming due under the rent. Any unused amounts of such allowance shall be credited to Lessee's initial rent.

Lessee warrants that it shall keep the Building free from any and all mechanic's or other liens associated with the Work except to the extent such lien results from Lessor's failure to make payments under this Section 35.

54. WARRANTY OF TITLE. Lessor represents and warrants to Lessee that as of the date hereof, Lessor is authorized to execute this lease, owns and holds fee title in and to the building, the Premises and the land on which the same are located and there exist no restrictions applicable to the property that are inconsistent with this lease,

24

or materially and adversely affect Lessee's rights and remedies hereunder (or under applicable law). Lessor agrees to hold Lessee harmless and indemnify Lessee for any loss, costs or expenses incurred by Lessee as a result of the failure of such representation and warranty to be true.

55. RESTRICTIONS ON LESSOR ENTRY. Except as mutually and reasonably agreed to, and notwithstanding anything contained herein to the contrary, Lessor, its agents, employees or contractors' entry onto the Premises, or any repair or work performed thereon, or any change made to any portion of the building of which the Premises is a part shall not materially or unreasonably affect or interrupt with Lessee's use, business or operations on the Premises or obstruct ingress and egress of the Premises. In the event of any material interference, rent shall be abated in proportion to such interference. Lessor shall be liable for any damage or injury to persons or property caused by any act of Lessor, its agents, employees, invitee, guests or contractors resulting from its and/or their entry onto or the repair or any other work performed. Lessor shall give Lessee no less than twenty-four (24) hours' notice before any entry hereunder, unless an emergency requires shorter notice or for regularly scheduled janitorial service. Lessor shall comply with Lessee's reasonable security requirements when in the Premises.

[Signature Page Follows]

25

IN WITNESS WHEREOF, the parties hereof have executed this lease the day and year first above written.

SELIG HOLDINGS COMPANY LLC, a Delaware limited liability company	CELL THERAPEUTICS, INC. a Washington corporation
By: Martin Selig	By: Louis A. Bianco
Its: Managing Member	Its: Executive Vice President
"Lessor"	"Lessee"

LEGAL REVIEW
CNM 1/27/12

26

STATE OF WASHINGTON )
) ss.
COUNTY OF KING )

On this 27th day of January, 2012 before me, a Notary Public in and for the State of Washington, personally appeared MARTIN SELIG, to me known to be the Managing Member respectively, of SELIG HOLDINGS COMPANY L.L.C. the entity that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute said instrument on behalf of the entity.

JILL H. BRANDT NOTARY PUBLIC STATE OF WASHINGTON COMMISSION EXPIRES 11-08-12

Jill H Brandt
Notary Public in and for the State of Washington
Residing at: Sammamish
My commission expires: 11.8.12

STATE OF WA )
) ss.
COUNTY OF King )

On this 27th day of January, 2012, before me, a Notary Public in and for the State of Washington, personally appeared Louis A. Branco, the individual(s) who executed the within and foregoing instrument, and acknowledged said instrument to be his/her/their free and voluntary act and deed for the uses and purposes therein mentioned.

KATHERINE V. MCCOY NOTARY PUBLIC STATE OF WASHINGTON COMMISSION EXPIRES 02-18-15

Katherine V. McCoy
Notary Public in and for the State of Washington
Residing at: 6204 204th St. SW, Lynnwood, WA 98036
My commission expires: 02.18.2015

27

EXHIBIT A

Floor Plan and Work Letter

Attached hereto and marked as Exhibit A

CTI_3101-6-012612.pdf CTI_3101-7-012612.pdf CTI_3101-8-012612.pdf

28

EXHIBIT B

EXAMPLE

The intent is to include Lessee's proportionate share of all Base Year Costs in Lessee's Annual Rental Rate. It is further the intent to limit adjustments to Lessee's Base Year Costs to actual increases in cost. The Operating Services are adjusted to the greater of actual occupancy or 95% occupancy for the base year to fairly establish the Base Year Costs at an equitable standard for comparison purposes. Comparison Years are similarly adjusted for purposes of fairness and equality. To prevent any confusion regarding computation of Base Year Costs, Comparison Year Costs and the adjustment of those costs to 95% occupancy, if necessary, we have set forth the following example. It is important to note that if adjustment to 95% occupancy is necessary, not all Operating Services are adjusted.

Expenses requiring adjustment are those which are 100% dependent upon the change in footage and adjust with the change in occupied footage. This category includes electricity, water/sewer, superintendent, disposal, management, janitorial supplies, window washing, repair and maintenance, HVAC maintenance, and janitorial labor.

Other expenses do not require adjustment nor are they dependent upon occupied footage change. These categories are the same whether the Building is empty or full. They are, insurance, security, elevator, landscaping and telephone.

Real Estate Taxes are dependent upon independent assessment. Real Estate Taxes are not adjusted to 95%, but are established for each respective year based on the actual tax paid whether for the respective Base Year or each subsequent Comparison Year(s).

Please note the expenses noted below which are and are not adjusted and the adjustment to each expense to achieve 95% occupancy, if necessary. The method of adjusting expenses depicted in the example will be followed when adjusting actual Operating Service Expenses for both the Base Year and Comparison Year(s).

HYPOTHETICAL FACTS

Building Occupancy:	[redacted]
Actual Base Year Costs:	
Grossed Base Year Costs to 95%:	
Actual Comparison Year Costs: (see below)	
Grossed Comparison Year Costs to 95%: (see below)	
Tenant Premises:	
Building RSF:	
Tenant Proportionate Basis:	

EXAMPLE

Description	Actual Expenses	Grossed Expenses	Methodology
Percent Occupied	[redacted]		
Real Estate Taxes			
Operating Expenses			
Insurance			

29

Electricity	[redacted]
Water & Sewer	
Security	
Elevator	
Superintendent	
Landscaping	
Disposal	
Management	
Supplies	
Window Washing	
Repairs & Maintenance	
Telephone	
HVAC Maintenance	
Janitorial	
TOTALS:	

30

<u>EXHIBIT C</u>

SIGNAGE PLAN

Material, Illumination, Specs to be determined upon vendor bid

Front Brow Banner Location
Plinth Location
Rear Brow Banner Location
ELLIOT AVENUE

CTI Exterior Signage Locations

31

EXHIBIT D

EXAMPLE – CONTROLLABLE EXPENSE CALCULATIONS

[redacted]

32

EXHIBIT B
FLOOR PLANS FOR SUBLEASE PREMISES
6th Floor

B-1

7th Floor

B
C
D
G
J
L
N
Q
S
T
W
11
10
8
7
6
5
4
3
2
E
F
H
K
K.8
P
P.5
R
U
V

B-2

EXHIBIT C
WORK LETTER
3101 WESTERN AVENUE
SEATTLE, WASHINGTON

All improvements to the Sublease Premises made to prepare the Sublease Premises for use and occupancy by Subtenant will be performed by Subtenant, and shall be referred to as “Subtenant Improvements”. Subtenant shall install the “Subtenant Improvement Components”, attached as Exhibit A to this Work Letter; provided that the parties acknowledge that, as of the Effective Date, Sublandlord has capped off the interior communication stairwell between the seventh (7th) and eighth (8th) floors of the Building and located between the Sublease Premises and that portion of the Premises to be retained by Sublandlord.  Subtenant shall proceed with its work expeditiously, continuously and efficiently, and shall use its best efforts to complete the same within sixty (60) days after the date Sublandlord tenders access to the Sublease Premises to Subtenant pursuant to Section 3(b)(ii) of this Sublease.

If Subtenant desires to make any material change, addition, or alteration to the Subtenant Improvement Components, Subtenant shall prepare and submit to Sublandlord plans and specifications with respect to such proposed change, addition, or alteration. Any such change, addition, or alteration shall be subject to Sublandlord’s approval, which shall not be unreasonably withheld. Subtenant shall be responsible for any submission to and plan check and permit requirements of the City of Seattle or other governmental authorities. Sublandlord reserves the right to require Subtenant to provide copies of any permits or approvals obtained by Subtenant in connection with the Subtenant Improvements.

Subtenant shall be solely responsible for all costs and expenses of the Subtenant Improvements. Unless otherwise provided for in the Sublease, Sublandlord shall have no obligation to perform any work at the Sublease Premises or the Building or provide any money or materials in connection with Subtenant Improvements or Subtenant’s use or occupancy of the Sublease Premises.

Without limiting the indemnification obligations of Subtenant set forth in the Sublease, Subtenant shall indemnify, protect, defend, and hold harmless Sublandlord and its affiliates, partners, members, directors, officers, employees and agents from and against any and all claims, suits, demands, liabilities, damages, and expenses of every kind and description, including reasonable attorneys’ fees and costs, that may arise out of or be connected in any way with Subtenant Improvements, except to the extent any liabilities arise out of the willful misconduct or negligence of Sublandlord or its respective affiliates, partners, members, directors, officers, employees, agents, contractors, or licensees.

Any mechanic’s lien filed against the Building or the Sublease Premises for Subtenant’s Improvements or materials claimed to have been furnished to Subtenant shall be discharged of record (or covered by bond in accordance with all applicable laws and governmental requirements) by Subtenant at Subtenant’s sole cost within twenty (20) days after Subtenant receives notice of the filing thereof but in all events prior to the initiation of foreclosure proceedings with respect to any such lien.

Subtenant shall notify Sublandlord upon completion of the Subtenant Improvements, and shall, at its expense, obtain and deliver to Sublandlord a certificate of occupancy from the appropriate governmental authority for the Subleases Premises, if applicable.  All construction to be performed by or on behalf of Subtenant shall be performed in a workmanlike manner, comply with applicable law and industry standards, be subject to any applicable requirements under the Master Lease, including, without limitation, any insurance requirements relating to Subtenant’s contractors and any notification or approval obligations. To the extent such insurance requirements are not set forth in the Master Lease, Subtenant shall secure and maintain throughout construction of the improvements such insurance coverages and policies as a prudent tenant and its contractors would keep in force during construction.

[Remainder of page intentionally left blank]

EXHIBIT A TO WORK LETTER

SUBTENANT IMPROVEMENT COMPONENTS

1)	Remove cubicles and replace with new workstations, run new wiring to said workstations as necessary

2)	Provide updated cabling throughout as required

3)	Security system installation or upgrades

4)	Paint and patch as necessary

5)	Installation of signage.

EXHIBIT D
LIST OF FF&E

Qty	Description

IT/network closets
2	HVAC units and controls for IDF/network closets (6005, 7034). Units maintained by Holladay Parks
1	Structured Cat 5e cabling, patch panels, wire management, wall jacks, floor 6, approx. 344 runs
1	Structured Cat 5e cabling, patch panels, wire management, wall jacks, floor 7, approx. 394 runs
14	Wireless access point hanger boxes and Cat 5e cabling routed to IDF rooms (7 per floor)
2	APC UPS battery backup systems for IDF/network closets (6005, 7034)
6	APC server racks, three per IDF room (6005, 7034)
2	IT workbench, one large, one small w/ casters (7045)

Audio-visual
2	Audio-visual control systems, Crestron (6001, 6026-6027). With iPad control. A/V systems maintained by Avidex
1	Audio amplifiers, cordless microphones, rack and speakers
1	Projector, Christie LWU420, ceiling-mounted (6001)
2	Projector, Christie LWU420, ceiling-mounted (6026-6027)
1	Projector, NEC NP2000, ceiling-mounted (6003)
1	Projector, Infocus in15 (7055)
3	TV, Sharp 55" wall-mounted (6063, 7002, 7098)

Security system components
10	Access card key reader pads, door solenoids, w/ wiring routed to IDF rooms

Kitchen appliances
1	Set, built-in appliances: double refrigerator, freezer, dishwasher (6th floor assembly area 6030)
2	Refrigerator, full-size (6007, 7009)
3	Refrigerator, under counter (6006, 6064, 7092)
4	Microwave oven (7009, 7092)
4	Dishwasher, built-in (6006, 6064, 7009)
1	Dishwasher, spare, still in-box (6042)

Break areas
1	Set, break table and 8 designer bar stools (6th floor assembly area 6030)
1	Set, break table and 5 designer bar stools (7000)
1	Set, break table and 5 designer bar stools (7053)
6	Chairs, swivel, green designer (7001, 7054)
1	White round designer coffee table (7054)

Auditorium

D-1

11	Tables, auditorium (6026-6027)
170	Chairs, stackable auditorium (100+ in auditorium 6026-6027, remainder distributed on floors 6 & 7)

Conference rooms
23	Chairs, conference room (6001)
14	Chairs, conference room (6003)
10	Chairs, conference room (6074)
8	Chairs, conference room (6063)
5	Chairs, conference room (7055)
6	Chairs, conference room (7103)
6	Chairs, conference room (7020)
7	Table, conference room (6001, 6003, 6063, 6074, 7020, 7103, 7055)
4	A/V carts (6003, 6074, 7055, 7103)

Office furniture
19	Set, incl desk, overhead bin, file cabinet, chair, dry erase board - 6th floor
36	Set, incl desk, overhead bin, file cabinet, chair, dry erase board - 7th floor

Cubicles
14	Set, incl desk surface, overhead bin, pedestal file cabinet, chair - 6th floor
50	Set, incl desk surface, overhead bin, pedestal file cabinet, chair - 7th floor

Executive office furniture
2	Set, executive office furniture, incl desk, conf table, four upholstered chairs, file cabinets, wardrobe (7002, 7098)

Reception area
1	Set, built-in reception desk, worksurface and under counter cabinets
1	Set, reception area furniture: designer couch, white round coffee table, two chairs (6000)
1	Set, phone room table and chair (6002)

Miscellaneous
15	Chairs, Herman Miller Aeron
Upholstered chairs, various
Office chairs, various
File cabinets, various
Whiteboards, chair mats, recycle bins, refuse bins, various

D-2

EXHIBIT E
LEGAL DESCRIPTION

The Sublease Premises are commonly known as Suites 600 and 700 as depicted in Exhibit B above.

E-1

EXHIBIT F
FORM OF LANDLORD CONSENT TO SUBLEASE AND RECOGNITION AGREEMENT
This Consent to Sublease and Recognition Agreement ("Consent Agreement") is dated as of the _____ day of December, 2017, by and between SELIG HOLDINGS COMPANY LLC, a Delaware limited liability company ("Master Landlord"), CASCADIAN THERAPEUTICS, INC., a Delaware corporation ("Subtenant"), and acknowledged by CTI BIOPHARMA, CORP., a Washington corporation ("Sublandlord").
RECITALS
A.    Master Landlord, as "Landlord," and Sublandlord, as "Tenant", entered into that certain Office Lease Agreement dated January 27, 2012 (the "Master Lease"). Pursuant to the assignment provisions of the Master Lease, Sublandlord is currently entering into that certain Sublease dated as of December ____, 2017, by and between Sublandlord and Subtenant (the “Sublease”). In accordance with the Sublease, Subtenant will be subleasing from Sublandlord a portion of the Premises which is the subject of the Master Lease consisting of approximately 44,050 rentable square feet (the “Sublease Premises”). Subtenant also has the option to expand the Sublease Premises to include the eighth (8th) floor of the Building (i.e., the entire leasehold estate described in the Master Lease) on the terms and conditions more particularly set forth in the Sublease.
B.    In connection with Master Landlord's consent to the Sublease, the parties wish to provide for recognition of the interest of Subtenant in the Sublease Premises in the event of a default under the Master Lease by Sublandlord in accordance with the terms and conditions provided herein.
C.    Unless otherwise defined in this Consent Agreement, all capitalized terms used herein have the meanings ascribed to them in the Master Lease.
AGREEMENT
Master Landlord hereby consents to the Sublease and the parties further agree as follows:

1.
Consent. Landlord consents to the Sublease without waiver of any restriction in the Master Lease concerning further assignment, subletting or transfer. Landlord represents that the Master Lease constitutes the entire agreement of Landlord and Tenant concerning the leasing of the Master Premises and has not been amended or modified. Landlord further represents that, to Landlord's knowledge, Tenant is currently in full compliance with its obligations under the Master Lease.

2.
Acknowledgement of Terms. Landlord specifically consents to the installation of the Subtenant Improvements set forth in Exhibit A to Exhibit C to the Sublease. In addition, Master Landlord confirms that Subtenant’s employees will have access to the upper level fitness center to the same degree as Sublandlord’s employees pursuant to the Master Lease. Master Landlord consents to any expansion of the Sublease Premises pursuant to the expansion option set forth in Section 24 of the Sublease.

3.
Acceptance of Master Lease. From the commencement date of the Sublease, Subtenant specifically consents to be bound by all terms and conditions of the Master Lease as incorporated into the Sublease and to perform all obligations made Subtenant’s responsibility under the Sublease under the Master Lease with respect to the Sublease Premises during the Sublease Term. Notwithstanding anything to the contrary in the Sublease or this Consent Agreement, but without limiting any of Subtenant’s obligations under the Sublease, Sublandlord shall remain liable to Master Landlord for all of its obligations under the Master Lease, and to the extent Subtenant is undertaking any of such obligations, such undertaking shall be joint and several with Sublandlord.

4.
Sublease Recognition. To the extent all Rent and Additional Rent (each as defined in the Sublease) owed by Subtenant under the Sublease has been timely paid and Subtenant is not in default under any terms of the Sublease (after any applicable notice and cure period), Master Landlord shall not disturb Subtenant's possession and occupancy of the Sublease Premises (as the same exists from time to time) during the term of the Sublease. If Master Landlord elects to terminate the Master Lease (a “Recognition Event”) due to the occurrence of an event of default or otherwise that is not caused by Subtenant, or if the Master Lease is rejected in the course of a bankruptcy proceeding, Master Landlord agrees to recognize the Sublease as a direct contract between Master Landlord and Subtenant on all of the terms of the Sublease, except for the payment of Base Rent and Additional Rent, which shall be as set forth in the Master Lease (the “Recognition Rent”). Notwithstanding the foregoing, Section 24 (Expansion) of the Sublease will not be made a part of any direct contract between Master Landlord and Subtenant and, except to the extent such expansion right is exercised prior to a Recognition Event, Master Landlord will not recognize the expansion right in connection with this Section 3. In addition, in the event of a Recognition Event, Subtenant will not be obligated to pay any Security Deposit to Master Landlord unless and until the Security Deposit held by Sublandlord pursuant to the Sublease is returned to Subtenant as required by the Sublease, and in no event will Section 5(g)(ii) of the Sublease apply to Master Landlord (whether or not it receives a Security Deposit in connection with a Recognition Event). For purposes of such recognition, all references in the Sublease to “Sublandlord” shall refer to Master Landlord, subject to the terms of this Consent Agreement. Such recognition shall be effective as of the date of the termination or rejection of the Master Lease, as applicable (the "Recognition Date"), provided that in no event will Master Landlord or Subtenant have any liability (or be responsible for) any obligations of Sublandlord under the Sublease or Master Lease accruing or occurring prior to the Recognition Date other than any obligations Subtenant has arising from Subtenant’s occupancy of the Sublease Premises or the terms of the Sublease that have not been fulfilled prior to the Recognition Date, whether monetary or otherwise. At the request of either party, Master Landlord and Subtenant will execute any documents required or desired to effectuate the direct contractual relationship of Master Landlord and Subtenant pursuant to the foregoing recognition agreement; provided that no separate agreement will be required, and the foregoing recognition will be effective upon the Recognition Date with or without a separate written agreement. Upon the Recognition Date, Subtenant will pay all Recognition rent directly to Master Landlord in the manner set forth in the Master Lease at such place as Master Landlord shall designate in writing to Subtenant.

5.	Premises. Sublandlord and Subtenant have agreed upon the configuration of the Subleasehold estate. A diagram is attached hereto and by this reference made a part hereof.

6.	Subtenant Covenants. Subtenant agrees that as of the Recognition Date it shall:

a)	Attorn to and accept Master Landlord as its direct Sublandlord under the Sublease for the remainder of the term under the Sublease;

b)
Comply with the applicable terms and conditions of the Master Lease and perform all obligations of Sublandlord under the Master Lease with respect to the Sublease Premises as incorporated into the Sublease; and comply with all the terms and conditions of the Sublease, performing all of Subtenant's obligations thereunder; and

c)	Pay directly to Master Landlord the Recognition Rent and all other amounts payable under the Sublease, when due thereunder.
Further, Subtenant agrees that Master Landlord, its successors, and assigns shall not be:

a)	Subject to any credits, offsets, defenses or claims that Subtenant might have against Sublandlord;

b)	Liable for any act or omission of Sublandlord prior to the Recognition Date and the succession of Master Landlord as Sublandlord; or

c)	Bound by any covenant to undertake, complete, or pay for any improvement to the Sublease Premises.
Subtenant agrees that Landlord shall not be bound by any provision in the Sublease that:

d)	Creates any rights or remedies in the Subtenant that are greater than the rights of Sublandlord under the Master Lease; or

e)	Increases Master Landlord's obligations under the Master Lease.

7.
Lender Provisions. Master Landlord's lender, if any, has approved the Sublease, if such approval is necessary. In the event the recognition right set forth herein becomes effective, Master Landlord agrees to use commercially reasonable efforts to obtain from its lender a commercially reasonable subordination, non-disturbance and attornment agreement in favor of Subtenant agreeing that Subtenant’s rights pursuant to this Consent Agreement (and the Sublease and Master Lease pursuant to the recognition right) will not be disturbed so long as Subtenant is not in default after the expiration of any applicable notice and cure periods.

8.
No Limit on Master Landlord Remedies. Nothing in this Consent Agreement shall prevent Master Landlord from taking any action under applicable law against Sublandlord to recover possession of the Premises and seek monetary damages for any default of Sublandlord pursuant to the Master Lease, subject to the Master Lease (and subject to Subtenant's rights under the Sublease and this Consent Agreement as herein set forth). As of the Recognition Date, Subtenant and Master Landlord agree that they will have direct contractual privity and therefore Master Landlord will communicate directly with Subtenant (and may proceed directly against Subtenant), with or without notice to, or consent or involvement of Sublandlord, to enforce all of the obligations of Subtenant, as the direct tenant of Master Landlord (and prior to such Recognition Date, nothing in this Consent Agreement will be construed to create direct contractual privity between Master Landlord and Subtenant).

9.
Sublandlord’s Obligations. Sublandlord has executed this Consent Agreement solely to confirm that it has knowledge of the terms hereof and has no objection to such terms. Master Landlord has relied on Sublandlord’s statement set forth in this paragraph 8 as a portion of the consideration for granting its consent.

10.	Consent to Amendments. Master Landlord will retain the right to consent to any amendment to the Sublease in accordance with the terms of the Master Lease.

11.	Survival. This Consent Agreement and the rights derived herefrom shall survive the expiration or earlier termination or rejection of the Master Lease.

12.
Counterparts. This Consent Agreement may be may be executed in two or more counterparts, which may be delivered electronically, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this Consent Agreement may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto by having attached to it one or more additional signature pages. Each party may rely upon signatures delivered electronically or via facsimile as if such signatures were originals.

[Signature Page Follows]

IN WITNESS WHEREOF, Master Landlord, Sublandlord and Subtenant have executed this Consent Agreement as of the day and year first above written.

MASTER LANDLORD: SELIG HOLDINGS COMPANY LLC, a Delaware limited liability company By: Print Name: Title: By: Print Name: Title:	SUBTENANT: CASCADIAN THERAPEUTICS, INC., a Delaware corporation By: Print Name: Title: By: Print Name: Title:
Acknowledged by: SUBLANDLORD: CTI BIOPHARMA, CORP., a Washington corporation By: Print Name: Title: By: Print Name: Title:

For Master Landlord:
STATE OF     )

        ) ss:

COUNTY OF     )
I certify that I know or have satisfactory evidence that __________________________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the ________________________________________ of __________________________________________ to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated: ________________________
_______________________________________
Notary Public
Print Name:_____________________________
My commission expires: __________________

(Use this space for notarial stamp/seal)

For Subtenant:
STATE OF     )

        ) ss:

COUNTY OF     )
I certify that I know or have satisfactory evidence that __________________________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the ________________________________________ of __________________________________________ to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated: ________________________
_______________________________________
Notary Public
Print Name:_____________________________
My commission expires: __________________

(Use this space for notarial stamp/seal)

For Sublandlord:
STATE OF     )

        ) ss:

COUNTY OF     )
I certify that I know or have satisfactory evidence that __________________________________ is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the ________________________________________ of __________________________________________ to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
Dated: ________________________
_______________________________________
Notary Public
Print Name:_____________________________
My commission expires: __________________

(Use this space for notarial stamp/seal)